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                                                                   Exhibit 10.33

                            SHARE PURCHASE AGREEMENT

                            DATED 22nd MARCH, 2000

BETWEEN:

1. NATWEST EQUITY PARTNERS LIMITED whose registered office is at 135 Bishopsgate, London EC2M 3UR (registered in England and Wales No. 3220373) ("NWEP"); and

2. THE EUROPEAN PRIVATE EQUITY FUND, THE EUROPEAN PRIVATE EQUITY FUND "B", THE EUROPEAN PRIVATE EQUITY FUND "C", THE EUROPEAN PRIVATE EQUITY FUND "D", NATWEST EQUITY PARTNERS NO. 5 FUND, NATWEST EQUITY PARTNERS NO. 4 FUND AND THE NATWEST EQUITY PARTNERS PARTNERSHIP, each of which is an English limited partnership having its principal place of business at 7th and 8th floors, 101 Finsbury Pavement, London EC2A 1EJ and NATWEST EQUITY PARTNERS CO-INVESTMENT PLAN LIMITED, a company incorporated in Guernsey whose registered office is at 13-15 Victoria Road, St. Peter Port, Guernsey (the "Beneficial Owners"); and

3. NATWEST VENTURES NOMINEES LIMITED whose registered office is 135 Bishopsgate, London EC2M 3UR (registered in England and Wales No. 03139614 ("Natwest Nominees"); and

4.    MR. M. MALONE of Old Market House, Station Road, Beckford,
      Gloucestershire, GL20 7AN, MR. M. GLANFIELD of Weston House, Welford-on-Avon, Warwickshire, CV7 8EH and MR. J. CALVERT of Braeburn House, 2 Nine Squares, Eckington, Nr. Pershore, Worcestershire, WR10 3PZ (the "Managers"); and

5. BANK OF SCOTLAND of Bank House, 8 Cherry Street, Birmingham, B2 5AD ("BOS"); and

6. All those holders of B ordinary shares in the capital of the Company whose names are set out in Schedule 5 (the "B Shareholders"); and

7. BRYONIE GLANFIELD of Weston House, Welford-on-Avon, Warwickshire CV37 8EH, JEANNE CATHERINE GLANFIELD of 22 Salcote Road, Gravesend, Kent, DA12 4RB, LESLIE JAMES GLANFIELD of 22 Salcote Road, Gravesend, Kent, DA12 4RB,
      OLIVE BANKS of 88 Paygrove Lane, Longlevens, Gloucester, HENRY FREDERICK BANKS of 88 Paygrove Lane, Longlevens, Gloucester, CHRISTINE MALONE of The Old Market House, Station Road, Beckford, Tewkesbury, Gloucestershire,
      GL20 7AN, RYAN MALONE of The Old Market House, Station Road, Beckford, Tewkesbury, Gloucestershire GL20 7AN, DARREN MALONE of The Old Market House, Station Road, Beckford, Tewkesbury, Gloucestershire, GL20 7AN and KATHERINE MARY CALVERT of Braeburn House, 2 Ninesquares, Eckington, Nr. Pershore, Worcestershire WR10 3PZ (the "Managers' Family Parties"); and
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8.    DDi CORP. of 1220 Simon Circle, Anaheim, California 92806 (incorporated in
      California but intended to be re-incorporated in Delaware, USA) (the "Purchaser").

WHEREAS:

NWEP has agreed to procure the sale of, the Sellers (as defined in this Agreement) have agreed to sell and the Purchaser has agreed to purchase and pay for the Shares (as defined in this Agreement) on the terms and subject to the conditions of this Agreement.

WHEREBY IT IS AGREED as follows:

1.    INTERPRETATION

(A)   Certain words and expressions used in this Agreement are defined in
      Schedule 1.

(B) The Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and any reference to this Agreement shall include the Schedules.

(C) The parties acknowledge that DDi Corp., incorporated in California USA, intends to merge with and into DDi Corp., incorporated in Delaware USA, immediately prior to the IPO and prior to Completion and the issue of the Consideration Shares and that from and after the effectiveness of such merger the term "Purchaser" shall refer to DDi Corp., incorporated in Delaware USA, the surviving corporation of such merger.

2.    SALE AND PURCHASE

(A) On the terms and subject to the conditions set out in this Agreement, NWEP shall procure the sale of the Shares, each of the Sellers shall sell or procure the sale of the Shares set forth opposite its name in Schedule 5 and the Purchaser shall purchase the Shares as at and with effect from Completion together with all rights attached or accruing to them at Completion.

(B) Each of the Managers has the right to transfer the legal and beneficial title to the Shares set forth opposite his name in Schedule 5.

(C) NatWest Nominees has the right to transfer the legal title, and the Beneficial Owners have the right to transfer the beneficial title to the Shares set forth opposite their names in Schedule 5.

(D) BOS will on Completion have the right to transfer the legal and beneficial title to the Shares set forth opposite its name in Schedule 5.

(E) Each B Shareholder has the right to transfer the legal and beneficial title to the Shares set forth opposite its name in Schedule 5.
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(F)   Each of the Managers' Family Parties has the right to transfer the legal and beneficial title to the Shares set forth opposite his or her name in
      Schedule 5.

(G) The Shares shall be sold with full title guarantee and free from all liens, charges and encumbrances.

(H) The Purchaser shall be entitled to exercise all rights attached or accruing to the Shares including, without limitation, the right to receive all dividends, distributions or any return of capital declared, paid or made by the Company on or after the Completion Date.

(I) The Sellers waive all rights of pre-emption over any of the Shares conferred upon them by the articles of association of the Company or in any other way.

3.    CONDITIONS

(A) The obligations of the Purchaser under this Agreement are conditional in all respects upon:

      (i) the Purchaser's registration statement (No. 333-95623) filed with the US Securities and Exchange Commission having been declared effective, the IPO Price having exceeded USD 10 per share, the receipt of the net proceeds of the IPO by the Purchaser and the listing of the shares of the Purchaser on the NASDAQ National Market;

      (ii) the Investor Parties having each complied fully with its obligations in Clause 9 and the Investor Parties having delivered to the Purchaser a certificate in form and substance satisfactory to the Purchaser, who shall act reasonably, and duly executed by the Investor Parties confirming that, if such be the case, the Investor Parties have each complied fully with its obligations in Clause 9;

      (iii) no order or judgement of any court or governmental, statutory or regulatory body having been issued or made prior to Completion, which has the effect of making unlawful or otherwise prohibiting the purchase of the Company by the Purchaser;

      (iv) the receipt of a letter in the Agreed Form from BOS indicating that it does not intend to exercise any rights that may be triggered by the transactions contemplated by this Agreement pursuant to a term loan agreement and a working capital letter and documentation relating thereto each dated 27 May, 1999(the "BOS Facilities") notwithstanding Completion and confirming that the BOS Facilities will remain in full force and effect notwithstanding Completion, in all respects on their existing terms;
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      (v)   the Warranties being accurate and not misleading as at the date of this Agreement by reference to the fact and circumstances in existence at the date of this Agreement;

      (vi) the Warranties continuing to be accurate in all material respects and not misleading in any material way up to and including the Completion Date and the Warranties being materially accurate and not misleading in any material way when repeated immediately before Completion by reference to the facts and circumstances subsisting at that time and the Obligors (on behalf of themselves) and the Natwest Parties and BOS (on behalf of themselves solely in relation to the Warranties in paragraphs 1 and 2 of Schedule 3) having delivered a certificate in form and substance satisfactory to the Purchaser, who shall act reasonably, and duly executed by the Obligors and the NatWest Parties and BOS confirming that, if such be the case, the applicable Warranties were accurate and not misleading as at the date of this Agreement and that they have continued to be and are materially accurate and not misleading in any material way;

      (vii) no change which in the Purchaser's reasonable opinion affects adversely the business or assets or condition or the financial or trading position or prospects of any member of the Group in any material way having occurred before the time of Completion;

      (viii) the Investor Parties having delivered a certificate in a form and substance satisfactory to the Purchaser, who shall act reasonably, confirming that the Company and/or any other relevant member of the Group has served all notices and obtained all consents necessitated by the transactions contemplated by this Agreement in relation to the Assumed Liabilities;

      (ix) the receipt by the Purchaser of a certificate from the Investor Parties confirming that they have complied with all of their obligations under the Investment Agreement and have no claims against the Company (in respect of the Investor Parties other than the Managers)or the Managers under the Investment Agreement and, on payment of the Investor Loans Amount and the April Interest, no amounts will remain outstanding from any member of the Group to the Investor Parties;

      (x) the receipt by the Purchaser of confirmation from the Company that Mr P Jackson has paid up all amounts currently outstanding on his Shares and confirmation from Symonds Limited that it has released its equitable charge over the B Shares of Mark Campbell;

      (xi) the Purchaser having received all necessary approvals in respect of its existing financing facilities in relation to the transactions contemplated by this Agreement.
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(B)   Each of the Investor Parties, BOS and the Purchaser shall (to the extent that it is within their ability to do so) use their respective reasonable endeavours to fulfil or procure the fulfilment of the conditions set out in sub-clause (A) above and will notify the other parties immediately upon the satisfaction of such conditions.

(C) The Purchaser may waive in whole or in part all or any of the conditions set out in sub-clause (A). For the avoidance of doubt, the Investor Parties and BOS expressly acknowledge that the Purchaser has sole and absolute discretion to decide:

      (i)   whether or not to consummate, postpone or abandon the IPO; and

      (ii)  the IPO Price,

      and the Purchaser shall have no liability to any Investor Party or BOS arising from, relating to, or in connection with any such decision (save as stated in sub-clause 3(G)).

(D) If the conditions set out in sub-clause (A) are not fulfilled (notwithstanding the required reasonable endeavours in sub-clause (B)) or waived by the Purchaser on or before the Termination Date, then the Purchaser shall be entitled to treat this Agreement as terminated by written notice to the Investor Parties and BOS.

(E) If an event or series of events occurs or first becomes known to the Company after the date hereof but prior to Completion which is reasonably likely to result in the Adjusted Enterprise Value being less than GBP 47,800,000 then NWEP, on behalf of the Investor Parties and BOS, may give written notice to the Purchaser (such notice to be sent by fax and by same day courier) giving reasons for such belief and delivered to the Purchaser no later than three Business Days before Completion. Unless the Purchaser responds to such notice within two Business Days of receipt, indicating that it wishes to proceed to Completion, this Agreement shall terminate automatically three Business Days after service of such notice by NWEP. If the Purchaser elects to proceed to Completion in accordance with this sub-clause, the Adjustment Amount shall be capped at GBP 5,000,000. NWEP (on behalf of the Investor Parties and BOS), undertakes to notify the Purchaser immediately on its becoming aware of any circumstance which would cause it to serve a notice pursuant to this sub-clause (E).

(F) If the Agreement is terminated then, subject to sub-clauses (G) and (H), the obligations of each party under this Agreement shall automatically terminate PROVIDED that the rights and liabilities of the parties which have accrued prior to termination shall subsist.

(G) If the Agreement is terminated due to the non-fulfilment of the condition in sub-clause (A)(i) above, the Purchaser will pay to the Sellers an amount equal to 50% of the reasonable out of pocket expenses incurred by the Sellers in relation to this Agreement up to a maximum amount of GBP 100,000.
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(H)   The Investor Parties and BOS acknowledge that the restrictions contained in Clauses 18 and 19 shall continue to apply after the termination of the sale and purchase of the Shares under this Agreement without limit in time.

4.    CONSIDERATION

(A) The Provisional Consideration for the sale of the Shares shall be GBP 22,709,000 which figure has been calculated as set out in Schedule 8.

(B) Each of the Sellers shall be entitled to the percentage of the Provisional Consideration set forth opposite their names in column (5) of Part A of
      Schedule 5 which is equivalent to the amount of the Provisional Consideration set forth opposite their names in column (6) of Part A of
      Schedule 5.

(C) The Provisional Consideration due to each of the Sellers after deduction of their proportion of the Sellers' Advisers' Fees is set out column (8) of Part A of Schedule 5 (the "Completion Payments")

(D) If the IPO Price is in excess of USD 18.50, each of the Investor Parties will be entitled to receive additional Consideration Shares in accordance with Part B of Schedule 11. If the Investor Parties become entitled to such further shares, BOS shall be entitled to receive its pro rated equivalent in cash as set out in Part B of Schedule 11.

(E)   The Completion Payments shall be satisfied as follows:

      (i) that portion of the Completion Payments set forth opposite each Seller's name in column (9) of Part A of Schedule 5 shall be satisfied on the Completion Date in cash; and

      (ii) that portion of the Completion Payments set forth opposite each Seller's name in column (10) of Part A of Schedule 5 shall be satisfied on the Completion Date by the allotment and issue to those parties of his or its allocable portion of the Consideration Shares.

(F) The Provisional Consideration shall be adjusted in accordance with the provisions of Schedule 10.

5.    COMPLETION

(A) Completion of the sale and purchase of the Shares shall take place on the Completion Date at the offices of the Purchaser's Solicitors.

(B) At Completion each of the Investor Parties, BOS and the Purchaser shall do those things respectively listed in respect of them in Schedule 2.
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                                       7


(C) The Purchaser shall not be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously.

(D) The Provisional Consideration shall be satisfied by or on behalf of the Purchaser at Completion as referred to in Clause 4 and Schedule 2.

(E) Receipt of the Provisional Consideration in accordance with sub-clause (D) shall constitute a good discharge of the Purchaser in respect of the payment of the Provisional Consideration, but not, for the avoidance of doubt, in respect of the parties' respective obligations under Schedule
      10. In relation to the Sellers' Advisers' Fees and any Completion Payments to be made in cash, for the avoidance of doubt, the Purchaser shall not be concerned to how such moneys transferred in accordance with Schedule 2 are applied.

(F) Immediately upon Completion the Purchaser shall procure the repayment by the Company of the Investor Loans Amount and the April Interest provided that the Investor Parties shall have demanded such repayment.

(G) Immediately upon Completion each of the Sellers other than BOS shall execute a Lock-up Agreement in the form or substantially in the form of Attachment V.

6. INVESTOR PARTIES' AND BOS's WARRANTIES, INDEMNITIES AND UNDERTAKINGS AND PURCHASER'S REMEDIES

(A) Subject as provided in this Agreement, and in particular, sub-clause (B) of this Clause 6, each of the Investor Parties and BOS severally warrants to the Purchaser as at the date of this Agreement in the terms set out in
      Schedule 3.

(B) Notwithstanding any other provision of this Agreement, the only Warranties given by the NatWest Parties, BOS and the Managers' Family Parties are the Warranties contained in paragraphs 1 and 2 of Schedule 3 in respect of themselves and their Shares and each of their obligations under this Clause 6 shall be read in that context.

(C) Each of the Investor Parties and BOS shall severally warrant to the Purchaser immediately before Completion that the Warranties are true and accurate in all material respects and not misleading in any material respect and such repetition of the Warranties shall be by reference to the facts and circumstances then subsisting save that a reference in the Warranties to any fact, matter or thing existing, occurring or having occurred at or before the date of this Agreement shall be construed as a reference to that fact, matter or thing existing, occurring or having occurred (as the case may be) at or before Completion (as the case may be) and that any reference in the Warranties, whether express or implied, to the date of this Agreement is substituted by a reference to the Completion Date.

(D) The Investor Parties and BOS shall procure in so far as they are able that no act shall be performed or omission allowed, whether by themselves or by any member of
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                                       8


      the Group which would result in any of the Warranties being breached or misleading at any time up to and including the time of Completion.

(E) In the absence of fraud or dishonesty on the part of any of the Investor Parties or BOS or their respective officers or employees, the liability of each of the Investor Parties or BOS under or in relation to the Warranties shall be limited as set out in Schedule 4.

(F) Each of the Investor Parties and BOS accepts that the Purchaser is entering into this Agreement in reliance upon the Warranties.

(G) Each of the Investor Parties and BOS undertakes (if any claim is made against him or it in connection with the Warranties or the sale of the Shares to the Purchaser) not to make any claim against any member of the Group or any director or employee of any member of the Group on whom he or it may have relied before agreeing to any terms of this Agreement or of the Tax Covenant or authorising any statement in the Disclosure Letter.

(H) Each of the Warranties shall be construed as a separate and independent warranty and shall not be limited or restricted by reference to any other Warranty except that the only Warranties given in respect of Environmental Matters are the Environmental Warranties and each of the other Warranties shall be deemed not to have been given in relation to Environmental Matters.

(I) Between the date of signing this Agreement and the Completion Date, each of Investor Parties and BOS as soon as is reasonably practicable upon any of them becoming aware of any such matter disclose to the Purchaser any matter:-

      (i) which is or may reasonably foreseeably constitute a breach of or be inconsistent with any of the Warranties if they were to be repeated at any time after the date of this Agreement; or

      (ii) which is or may reasonably foreseeably constitute a breach of or be inconsistent with any of the Warranties.

(J) Subject to the limitations set out in Schedule 4, the Purchaser shall be entitled to claim that any of the Warranties has or had been breached both before and after Completion or is or was inaccurate or misleading and, without limitation, to claim under any indemnity or covenant even if the Purchaser could have discovered on or before Completion that the Warranty in question had been breached or was inaccurate or misleading and Completion shall not in any way constitute a waiver of any of the Purchaser's rights.

(K) All Warranties, indemnities, covenants and other undertakings contained in or entered into in accordance with this agreement shall remain in full force and effect notwithstanding Completion.
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                                       9


(L) If, between the signing of this Agreement and Completion, the Purchaser becomes aware (whether it does so by reason of any disclosure made under sub-clause (I) or not) that any of the Warranties is or was materially inaccurate or misleading or that there has been any material breach or breaches of any of the Warranties or any other term of this Agreement, the Purchaser shall (save to the extent that such inaccuracy, misleading nature or breach is set out in the Disclosure Letter) be entitled to treat this Agreement as terminated from such time by notice in writing served on the Investor Parties and BOS prior to the Completion Date.

(M) If the Agreement is terminated then, subject to sub-clause 3(H), the obligations of each party under this Agreement shall automatically terminate PROVIDED that the rights and liabilities of the parties which have accrued prior to termination shall subsist.

(N) If in respect of or in connection with any breach of any of the Warranties or any facts or matters warranted not being true and being misleading any amount payable to the Purchaser by the Investor Parties and BOS (including, without limitation, any payment under the Indemnities and whether under this clause or otherwise) is subject to Taxation, such additional amounts shall be paid to the Purchaser by the Investor Parties and BOS so as to ensure that the net amount received by the Purchaser is equal to the full amount payable to the Purchaser under this agreement.

(O) Each Seller agrees not to resell its Consideration Shares or engage in hedging transactions with respect to such Consideration Shares except (i) in accordance with Regulation S under the Securities Act, (ii) pursuant to a registration statement under the Securities Act, or (iii) pursuant to an available exemption from registration under the Securities Act.

(P) Each Seller accepts that the certificates representing the Consideration Shares shall bear a legend to the effect that transfer of such shares is prohibited except (i) in accordance with Regulation S under the Securities Act, (ii) pursuant to a registration statement under the Securities Act, or (iii) pursuant to an available exemption from registration under the Securities Act.

(Q) Each of the Investor Parties acknowledges that it shall not be entitled to claim that any provision of the Investment Agreement has been breached by the Company as a result of its entry into this Agreement or any matters arising out of or contemplated by this Agreement. The Investor Parties acknowledge and agree that on Completion the Investment Agreement will be terminated and of no further effect and the Company shall be under no further obligation to any of the Investor Parties pursuant to that Agreement.

(R) Each of the Sellers agrees that the Purchaser shall (subject to the option mentioned below) be entitled to require it to surrender such number of his or its Consideration Shares to the Purchaser as shall be necessary to satisfy any liabilities of that Seller under this Agreement. If the Purchaser chooses to exercise this right, each
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                                       10


      Consideration Share surrendered shall be deemed to be surrendered at the IPO Price. Each Seller shall have the option to satisfy any such liability in cash instead of by the surrender of Consideration Shares.

7.    OBLIGORS' INDEMNITIES AND COVENANTS

(A) Each of the Obligors agrees severally to indemnify the Purchaser (for itself, and, as a separate covenant, as trustee for each member of the Group) against all or any of the matters set out in this Clause 7.

(B) The Obligors shall severally indemnify the Purchaser against Claims made in relation to the sale and purchase of Finishing Services Limited and Finishing Technology Limited.

(C)   The Obligors shall severally indemnify the Purchaser against:

            (i)   any liability of any member of the Group arising by virtue of
                  Article 141 of the Treaty of Rome or any other provision of English or EU law to contribute to any pension scheme in which any member of the Group participates or has participated in order to equalise any guaranteed minimum pension of scheme members; and

            (ii) any liability of any member of the Group to contribute to the Symonds Engineering Retirement Benefit Scheme or the administration fees associated with the winding up of that scheme.

(D) The Obligors shall severally indemnify the Purchaser against any and all Claims, payments and expenses incurred by the Purchaser or any member of the Group arising out of or in connection with:

            (i) the Zlin Electronics Limited Directors Pension Scheme or the Calne Electronics Limited Directors Pension Scheme;

            (ii) the exclusion of part time employees from any pension scheme or benefits; and

            (iii) warranties or indemnities given by any member of the Group in respect of the HBH Tools & Stampings Limited Retirement and Death Benefit Scheme, the HBH Retirement Benefits Scheme and the HBH. Tools & Stampings Limited Money Purchase Scheme.

(E) Without restricting the rights of the Purchaser or its ability to claim damages on any basis in the event that any of the Warranties is breached or is untrue or misleading, the Obligors severally covenant with the Purchaser (for the benefit of the Purchaser, each member of the Group, each member of the Purchaser's Group and each of their respective directors, officers, agents and employees from time to time) that the Obligors will pay to the Purchaser or to such person as the Purchaser
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                                       11


      shall direct (so far as possible, and if so requested by the Purchaser, by way of repayment by the Obligors of the consideration payable under this Agreement) an amount equal to all fines, penalties, costs, losses, damages, expenses (including legal and other professional expenses) or liabilities resulting directly or indirectly from:

      (i) any Environmental Matters which have arisen or arise at any time as the direct or indirect result of any act or omission of any person in relation to any present or former business or premises of the Company or any member of the Group or any other act or omission of any member of the Group at or prior to Completion; or

      (ii) any Environmental Matters existing at or prior to Completion at or about any of the Properties; or

      (iii) the transfer to any person or the disposal at or prior to Completion of any Hazardous Materials or Waste by or on behalf o any member of the Group,

      including the amount necessary to put the relevant person into the position which would have existed had the relevant matter not existed or arisen and in particular including the full amount of any deficiency or diminution in value of the Shares or any asset and any reduced profits or increased losses.

(F) In the absence of fraud or dishonesty on the part of any of the Obligors or their respective officers or employees, the liability of each of the Obligors under or in relation to the indemnities in this Clause 7 (the "Indemnities") shall be limited as set out in Schedule 4.

8.    PURCHASER'S WARRANTIES

      The Purchaser warrants to the Sellers that:

      (i) the Purchaser is a corporation duly organised, validly existing and in good standing under the laws of California and has full power and authority to conduct its business as presently conducted and to enter into and perform this Agreement and the other documents which are to be executed by the Purchaser at Completion (the "Purchaser's Completion Documents") and to carry out the transactions contemplated by this Agreement and the Purchaser's Completion Documents;

      (ii) this Agreement constitutes and the Purchaser's Completion Documents will constitute, when executed by the Purchaser, binding obligations of the Purchaser in accordance with their respective terms;

      (iii) on the Completion Date, following the merger to which reference is made in Clause 1(C), prior to the issuance of shares (a) hereunder or (b) in connection with the IPO, and assuming an IPO Price of USD 16, there will be
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                                       12


            approximately 24,750,000 shares of the Purchaser's common stock issued and outstanding; and

      (iv) the issuance, sale and delivery of the Consideration Shares in accordance with this Agreement has been duly authorised by all necessary corporate action on the part of the Purchaser and when issued, sold and delivered at Completion, the Consideration Shares will be duly and validly issued, fully paid and non-assessable.

9.    CONDUCT OF BUSINESS BEFORE COMPLETION

(A) Subject to sub-clause (B), each of the Investor Parties shall procure that between the date of this Agreement and Completion or termination of this Agreement each member of the Group shall carry on business in the ordinary course and in a manner consistent with the way in which the business has been carried on in the twelve months prior to the date of this Agreement and shall procure that no member of the Group shall undertake any act or course of conduct which is outside the ordinary course of the business of the Group or which is not of a routine unimportant nature. Subject as aforesaid, in particular (but without prejudice to the generality of the foregoing) each of the Investor Parties shall procure that no member of the Group shall undertake any of the acts or matters specified in sub-clause (B) without the prior written consent of the Purchaser.

(B)   The acts and matters referred to in sub-clause (A) are as follows:-

      (i) the acquisition or disposal of any interest in real property (but excluding the subleasing of the Company's property at Axis 10, John Tate Road, Foxholes Business Park, Hertford, details of which are set out in the Disclosure Letter);

      (ii) any acquisition or disposal of any interest in the business or share capital of any undertaking;

      (iii) any offer by any member of the Group to engage any new employee or consultant at any annual salary or fee per employee or consultant (on the basis of full time employment or consultancy) in excess of (pound)50,000 per annum or which is not terminable by the employer by giving six months' notice;

      (iv) any dismissal of any Senior Employee of the Group, other than for cause;

      (v) any amendment, including any increase in emoluments (including, without limitation, pension benefits and contributions, bonuses, commissions and benefits in kind), to the terms of employment of any category of employees of the Group, but excluding the annual pay review for the year 2000, details of which are set out in the Disclosure Letter;

      (vi) any declaration, authorisation, making or payment of a dividend (in cash or in specie) or other distribution of a similar nature or which is taxed in the same way as a dividend;

      (vii)  any reduction of capital;

      (viii) any grant of any guarantee or indemnity for the obligations of any person who is not a member of the Group whether in relation to the business of the Group or otherwise;

      (ix) with the exception of the allotment of 41,237 A ordinary shares in the capital of the Company to BOS pursuant to BOS's outstanding warrant to subscribe for such shares, any creation, allotment or issue or any grant of any option over or other right to subscribe or purchase, or any redemption or purchase of, any share or loan capital or securities of any member of the Group or securities convertible into any of the foregoing;

      (x) any creation or grant of any option, right to acquire, mortgage, charge, pledge, lien (other than a lien arising by operation of law or in the ordinary course of business) or other form of security or encumbrance or equity on, over or affecting the whole or any part of the undertaking or assets of any member of the Group other than rights arising under retention of title clauses in the ordinary course of business;

      (xi) the making of any loan (other than the granting of trade credit in the ordinary course of business in accordance with the Group's normal practice) to any person other than to a member of the Group;

      (xii) any borrowing (other than the receipt of trade credit in the ordinary course of business) other than borrowings from a member of the Group;

      (xiii) the appointment of any agent or distributor of any member of the Group or varying the terms of any agent or distributor of any member of the Group;

      (xiv) appoint or permit any person to become a director of any member of the Group;

      (xv) any change in the manner or timing of the collection or enforcement of any trade receivables or of the payment of any trade payables or other Indebtedness or any action in relation to such matters which is inconsistent with the past practice of the members of the Group and the way in which the business has been previously carried on;

      (xvi)  any reduction of provisions or reserves shown in the Accounts;

      (xvii) any roll over or hold over claim or election in respect of the site at Cheshunt (full particulars of such disposal being set out in the Disclosure Letter);

      (xviii) the entering into of any agreement (conditional or otherwise) with any Investor Party or BOS; and

      (xix) the entering into of any agreement (conditional or otherwise) to do any of the foregoing.

(C) Each of the Investor Parties shall procure that between the date of this Agreement and the Completion Date, on the reasonable request of the Purchaser (after discussion with the Managers), each member of the Group shall allow the management of the Purchaser (and its advisers, lawyers, bankers, financiers, accountants, underwriters of the IPO and any other persons authorised by it), upon reasonable notice, to have full access during normal working hours to the books and records of each member of the Group in the possession or control of the relevant member of the Group and to directors and members of the management of the Group and the members of the Group. The directors and members of the management of the Group shall be instructed to give promptly all information and explanations to the Purchaser or any such persons as they may reasonably request. For the avoidance of doubt, nothing in this sub-clause (C) shall oblige the Investor Parties to procure that any member of the Group disclose information relating to its customers and suppliers, which, in the reasonable opinion of the Investor Parties, would prejudice the competitive position of that member of the Group in its market should the transactions contemplated by this Agreement not proceed to Completion.

(D) The Purchaser shall, between the date of this Agreement and the Completion Date, on the reasonable request of the Managers (after discussion with the Purchaser), permit selected members of the Company's management (and their advisers and lawyers), upon reasonable notice, to have full access during normal working hours to the books and records of the Purchaser including the statutory books, minutes books, leases, contracts, intellectual property and supplier lists (but excluding customer lists) in the possession or control of the Purchaser and to directors and members of the management of the Purchaser and the directors and members of the management of the Purchaser shall be instructed to give promptly all information and explanations to the Manager (and their advisers and lawyers) as they may reasonably request. For the avoidance of doubt, nothing in this sub-clause (D) shall oblige the Purchaser to disclose information relating to its customers and suppliers which, in the reasonable opinion of the Purchaser, would prejudice the Purchaser's competitive position in its market should the transactions contemplated by this Agreement not proceed to Completion.

10.   RESTRICTIONS ON THE MANAGERS AND THE NATWEST PARTIES

(A) Each of the Managers undertakes that he will not, either alone or in conjunction with or on behalf of any other person, do any of the following things:

      (i) neither pending nor for a period of two years after the Completion Date either alone or jointly with or as adviser to or agent of any person directly or indirectly carry on or be engaged or economically interested in any business which competes (directly or indirectly) with any of the Acquired Businesses;

      (ii) within two years from the Completion Date, entice away from the employment of any member of the Purchaser's Group any Key Employee; nor

      (iii) disclose to any other person or (in any way which may be detrimental to the Acquired Businesses) use any information which is Confidential Business Information;

      (iv) solicit the custom, in relation to goods or services sold to any person (which, for the avoidance of doubt, shall be construed so as to include any individual, firm, company, joint venture, association or partnership (whether or not having separate legal personality)) by any member of the Group in the course of its business during the two years before the Completion Date, of that person in respect of similar goods or services; nor

      (v)   assist any person to do any of the foregoing things.

(B) Each of the NatWest Parties undertakes that they will not disclose to any other person or use any information which is Confidential Business Information and that they will treat such information as strictly confidential.

11.   PROVISION RELATING TO RESTRICTIONS

      Each undertaking contained in Clause 10 shall be construed as a separate undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind the Managers and/or the NatWest Parties as the case may be.

12.   EFFECT OF COMPLETION

      Save as otherwise provided herein, any provision of this Agreement or of any other document referred to herein which is capable of being performed after but which has not been performed at or before Completion and all Warranties and other Assurances contained in or entered into pursuant to this Agreement shall remain in full force and effect notwithstanding Completion.

13.   REMEDIES AND WAIVERS

(A) No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall impair such right, power or remedy or operate as a waiver thereof.

(B) The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy except where expressly stated herein.

(C) The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law unless otherwise stated herein.

14.   ASSIGNMENT

(A)   Obligations under this Agreement shall not be assignable.

(B) The benefits of this Agreement shall not be assignable except that the Purchaser may assign all or any part of the benefit of, or its rights or benefits under, this Agreement and any agreements referred to in Clause 16 together with any causes of action arising in connection with them to its successors in title or a member of the Purchaser's Group or as security to any person lending money to a member of the Purchaser's Group (a "Permitted Assignee").

15.   FURTHER ASSURANCE

      Without prejudice to any restriction or limitation on the extent of any party's obligations under this Agreement contained in this Agreement, each of the parties shall from time to time so far as each is reasonably able do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the party concerned as they may reasonably consider necessary to transfer the Shares to the Purchaser or otherwise to give the other party the full benefit of this Agreement.

16.   ENTIRE AGREEMENT

(A) For the purposes of this Clause, "Pre-contractual Statement" means a draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement and any other documents referred to in this Agreement (the "Share Purchase Documents") or any of them made or given by a party to any of the Share Purchase Documents or any other person at any time prior to the date of this Agreement.

(B) The Share Purchase Documents constitute the whole and only agreement between the parties relating to the sale and purchase of the Shares.

(C) To the extent expressly repeated in the Share Purchase Documents, the Share Purchase Documents supersede and extinguish any Pre-contractual Statement.

(D) Each party acknowledges that in entering into the Share Purchase Documents it or he is not relying upon any Pre-contractual Statement which is not expressly set out in them.

(E) None of the parties shall have any rights of action (except in the case of fraud) against any other party to this Agreement arising out of or in connection with any Pre-contractual Statement except to the extent that such Pre-contractual Statement is repeated in the Share Purchase Documents.

(F) This Agreement may only be varied by a document signed by both of the parties and expressed to be a variation to this Agreement.

17.   NOTICES

(A) Any notice or other communication given or made under or in connection with the matters contemplated by this Agreement shall be in writing.

(B) Any such notice or other communication shall be addressed as provided in sub-clause (C) and, if so addressed, shall be deemed to have been duly given or made as follows:

      (i) if sent by personal delivery, upon delivery at the address of the relevant party;

      (ii) if sent by first class post, two Business Days after the date of posting;

      (iii) if sent by facsimile, when received;

      PROVIDED THAT if, in accordance with the above provisions, any such notice or other communication would otherwise be deemed to be given or made outside Working Hours, such notice or other communication shall be deemed to be given or made at the start of Working Hours on the next Business Day.

(C) The relevant addressee, address and facsimile number of each party for the purposes of this Agreement, subject to sub-clause (D), are:

1.      Name of party       Address                Facsimile No.        For the attention of
--      -------------       -------                ------------         ---------------------

        Purchaser           1220 Simon Circle,     001714-688-7500      Joseph Gisch
                            Anaheim,
                            CA 92806
                            USA

1.      Name of party       Address                Facsimile No.        For the attention of
--      -------------       -------                ------------         ---------------------

        c.c.                Ropes & Gray           001617-951-7050      Alfred Rose
                            One International
                            Place,
                            Boston,
                            MA02110 USA

2.      Managers, B         Wragge & Co,           0121 214 1099        Ian Metcalfe
        Shareholders and    55 Colmore Row,
        Managers' Family    Birmingham B32AS
        Parties

3.      NatWest Parties      NatWest Equity        01212362089          Kevin Reynolds
                            Partners
                            Wellesley House
                            37 Waterloo Street
                            Birmingham
                            B2 5TJ

4.      BOS                 Bank of Scotland       01216338463          Andrew Carswell
                            Bank House
                            8 Cherry Street
                            Birmingham
                            B2 5AD

(D) A party may notify the other parties to this Agreement of a change to its name, relevant addressee, address or facsimile number for the purposes of sub-clause (C) PROVIDED THAT such notification shall only be effective on:-

      (i) the date specified in the notification as the date on which the change is to take place; or

      (ii) if no date is specified or the date specified is less than five clear Business Days after the date on which notice is given, the date falling five clear Business Days after notice of any such change has been given.

(E) For the avoidance of doubt, the parties agree that the provisions of this Clause shall not apply in relation to the service of any writ, summons, order, judgement or other document relating to or in connection with any Proceedings.

18.   ANNOUNCEMENTS

(A) Subject to sub-clause (B), no announcement concerning the sale or purchase of the Shares or any ancillary matter (other than the Press Announcements and any documents published or announcements made by any member of the Purchaser's Group in connection with the IPO) shall be made by any party without the prior written approval of the Purchaser and NWEP, such approval not to be unreasonably withheld or delayed.

(B) Either party may make an announcement concerning the sale or purchase of the Shares or any ancillary matter if required by:-

      (i)   the law of any relevant jurisdiction; or

      (ii) any securities exchange or regulatory or governmental body to which either party is subject or submits, wherever situated, whether or not the requirement has the force of law,

      in which case the party concerned shall take all such steps as may be reasonable and practicable in the circumstances to agree the contents of such announcement with the other party before making such announcement and PROVIDED THAT any such announcement shall be made only after notice to the other party.

(C) The restrictions contained in this Clause shall continue to apply after the termination of this Agreement without limit in time.

19.   CONFIDENTIALITY

(A) Subject to sub-clause (B) and Clause 18, each party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to:-

      (i) the provisions or the subject matter of this Agreement or any document referred to herein;

      (ii) the negotiations relating to this Agreement or any document referred to herein;

      (iii) (in the case of the Purchaser only) the Investor Parties and BOS (in the case of the Investor Parties and BOS only) the Purchaser's Group and the business carried on by each member of each of them.

(B) Any party may disclose information which would otherwise be confidential if and to the extent:-

      (i) required by the law of any relevant jurisdiction or for the purpose of any judicial proceedings;

      (ii) required by any securities exchange or regulatory or governmental body to which either party is subject or submits, wherever situated, including (without limitation) any Revenue Authority, whether or not the requirement for information has the force of law;

      (iii) that the information is disclosed on a strictly confidential basis to the professional advisers, auditors and bankers of that party;

      (iv) that the information has come into the public domain through no fault of that party;

      (v) that the other party has given prior written approval to the disclosure;

      (vi) that the information was in the possession of the Purchaser's Group or the Investor Parties and/or BOS (as the case may be) prior to the time that it was acquired by a member of the Purchaser's Group or the Investor Parties and/or BOS (respectively) from any of the Investor Parties and/or BOS or of the Purchaser's Group or any of the Investor Parties and/or BOS (respectively) and provided that such information is not known to a member of the Purchaser's Group or the Investor Parties and/or BOS (respectively) to be subject to any other duty of confidentiality owed to any of the Investor Parties and/or BOS or any of the Purchaser's Group (respectively);

      (vii) it does so to a member of the Purchaser's Group (in the case of the Purchaser) which accepts restrictions in the terms of this Clause; or

      (viii) required to enable that party to enforce its rights under this Agreement,

      PROVIDED THAT any such information disclosed pursuant to paragraphs (i) or
      (ii) shall be disclosed only after notice to the other party unless it is information supplied to a Revenue Authority in confidence and in compliance with Clause 19.

(C) The restrictions contained in this Clause shall continue to apply after the termination of the sale and purchase of the Shares under this Agreement without limit in time.

(D) With effect from Completion, the provisions of the confidentiality undertakings entered into between the Company and the Purchaser and dated 3rd March, 2000 shall, in respect of Confidential Information and Documents (as defined therein) relating to the Acquired Businesses, be terminated and the Purchaser shall be released from all obligations and liabilities thereunder in respect of such Confidential Information and Documents, save as regards any antecedent breach. Pending Completion, if there is a conflict between the terms of such confidentiality undertakings and the terms of this Clause, the provisions of this Clause shall prevail.

20.   COSTS AND EXPENSES

      Save as otherwise stated in this Agreement, each party shall pay its own costs and expenses in relation to the negotiations leading up to the sale of the Shares and to the preparation, execution and carrying into effect of this Agreement and all other documents referred to in it and the Investor Parties and BOS agree that no cost or expense of whatever nature relating to the sale and purchase of the Shares or the preparation, execution and carrying into effect of this Agreement and all other documents referred to in it has been or is to be borne by any member of the Group.

21.   COUNTERPARTS

(A) This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

(B) Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

22.   INVALIDITY

      If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:-

      (i) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

      (ii) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

23.   GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with English law.

24.   JURISDICTION

(A) Each of the parties to this Agreement irrevocably agrees for the exclusive benefit of the other party that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any Proceedings may be brought in such courts. Nothing contained in this Clause shall limit the right of any party to take Proceedings against others in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

(B) Each party irrevocably waives (and irrevocably agrees not to raise) any objection which it may have now or hereafter to the laying of the venue of any Proceedings in any such court as is referred to in sub-clause (A) and any claim of forum non conveniens and further irrevocably agrees that a judgement in any Proceedings brought in any court referred to in this Clause shall (provided that there is no appeal pending or open) be conclusive and binding upon such party and may be enforced in the courts of any other jurisdiction.

25.   AGENT FOR SERVICE

(A) The Purchaser irrevocably appoints DDi Europe Limited of Doncastle House, Doncastle Road, Bracknell, Berkshire RG12 8PE to be its agent for the receipt of service of process in England. It agrees that any Service Document may be effectively served on it in connection with Proceedings in England and Wales by service on its agent.

(B) Any Service Document shall be deemed to have been duly served if marked for the attention of DDi Europe Limited at Doncastle House, Doncastle Road, Bracknell, Berkshire RG12 8PE or such other address within England and Wales as may be notified to the party wishing to serve the Document and:

      (i)   left at the specified address; or

      (ii)  sent to the specified address by first class post.

      In the case of (A), the Service Document will be deemed to have been duly served when it is left. In the case of (B), the Service Document shall be deemed to have been duly served two clear Business Days after the date of posting.

(C) If the agent at any time ceases for any reason to act as such, the Purchaser shall appoint a replacement agent having an address for service in England or Wales and shall notify the other parties of the name and address of the replacement agent. Failing such appointment and notification, the other parties shall be entitled by notice to the Purchaser to appoint a replacement agent to act on the Purchaser's behalf. The provisions of this clause applying to service on an agent apply equally to service on a replacement agent.

(D) A copy of any Service Document served on an agent shall be sent by post to the Purchaser. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

(E) "Service Document" means a claim form, order or judgement issued out of the courts of England and Wales/document relating to or in connection with any Proceedings.

IN WITNESS whereof the parties have entered into this Agreement the day and year first before written.

                                   SCHEDULE 1
                                (Interpretation)

DEFINITIONS

(A)   In this Agreement and the Schedules to it:-

"Accounts Date"                         means 31st March, 1999;

"Accounts"                              means the consolidated statutory
                                        accounts of the Subsidiaries as at the
                                        Accounts Date for the twelve months
                                        ended on the Accounts Date, copies of
                                        which are Attachment I;

"Acquired Business"                     means the business of a member of the
                                        Group as carried on by that member in
                                        the 12 months immediately preceding the
                                        date of this Agreement and "Acquired
                                        Businesses" shall be construed
                                        accordingly;

"Adjusted Enterprise Value"             is defined in Schedule 10;

"Adjustment Amount"                     is defined in Schedule 10;

"Adjustment Period"                     1st April, 1999 to 31st March, 2000;

"Adjustment Statement"                  is defined in Schedule 10;

"Agreed Form"                           in relation to any document means such
                                        document in the form initialled for the
                                        purposes of identification only by the
                                        Purchaser's Solicitors and the Investor
                                        Parties' Solicitors;

"Amended and Restated Stockholders'     means an amended and restated
Agreement"                              stockholders agreement between the
                                        Purchasers' shareholders, in the Agreed
                                        Form;

"April Interest"                        means interest on the Investor Loans
                                        for the period from 1st April, 2000 to
                                        the Completion Date;

"Assumed Liabilities"                   is defined in Schedule 8;

"Assurance"                             means any warranty, representation,
                                        statement, assurance, covenant,
                                        agreement, undertaking, indemnity or
                                        commitment of any nature whatsoever;

"Attachment"                            means a document referred to in this
                                        Agreement as an attachment and being in
                                        the Agreed Form;

"Beneficial Owners"                     means the second named parties to this
                                        Agreement;

"BOS"                                   means the fifth named party to this
                                        Agreement;

"BOS Account"                           means Bank of Scotland CHAPS Suspense
                                        Account (for the attention of Andy
                                        Carswell) 00082283 at Bank of Scotland,
                                        sort code 12-05-65;

"BOS Facilities"                        is defined in Clause 3(A)(iv);

"BOS Shares"                            means 41,237 A ordinary shares in the
                                        capital of the Company;

"B Shareholders"                        means the sixth named parties to this
                                        Agreement;

"Business Day"                          means a day (other than a Saturday or a
                                        Sunday) on which banks are open for the
                                        transaction of normal banking business
                                        in London and New York;

"Business Information"                  means all information, know-how and
                                        records (whether or not confidential
                                        and in whatever form held) including
                                        (without limitation) all formulas,
                                        designs, specifications, drawings,
                                        data, manuals and instructions and all
                                        customer lists, sales information,
                                        business plans and forecasts, and all
                                        technical expertise and all computer
                                        software and all accounting and tax
                                        records, correspondence, orders and
                                        inquiries;

"CGTA 1979"                             means the Capital Gains Tax Act 1979;

"Claims" means all and any liabilities, losses, claims, actions, demands, costs and expenses, proceedings or judgements of whatsoever nature and whether or not arising in the ordinary course of business;

"Companies Acts"                        means the Companies Act 1985, the
                                        Companies Consolidation (Consequential
                                        Provisions) Act 1985, the Companies Act
                                        1989 and Part V of the Criminal Justice
                                        Act 1993;

"Company's Account"                     means MCM Electronics Limited current
                                        account, account number 00483849 at
                                        Bank of Scotland, 124 Colmore Row,
                                        Birmingham B3 3AU, sort code 12-05-65;

"Company"                               means MCM Electronics Limited, basic
                                        information concerning which is set out
                                        in Schedule 6;

"Completion"                            means completion of the sale and
                                        purchase of the Shares under this
                                        Agreement;

"Completion Date"                       means the day on which the conditions
                                        listed in Clause 3 shall have been
                                        satisfied or waived or, if such day is
                                        not a Business Day, the Business Day
                                        immediately following such day, or such
                                        other date as the parties may agree;

"Confidential Business Information"     means Business Information which is
                                        confidential or not generally known;

"Consideration Shares"                  is defined in Schedule 11;

"Completion Payments"                   is defined in Clause 4(C);

"Data Room"                             means those documents referred to in
                                        the list in the Agreed Form forming
                                        Attachment III;

"Disclosure Letter"                     means the letter dated with the same
                                        date as this Agreement written by the
                                        Investor Parties to the Purchaser for
                                        the purposes of paragraph 5 of Schedule
                                        4;

"EBITDA"                                is defined in Schedule 10;

"EBITDA Adjustment"                     is defined in Schedule 10;

"Employees"                             means persons employed by any member of
                                        the Group including directors of the
                                        Company and/or the Subsidiaries at the
                                        date of this Agreement;

"Encumbrance"                           is defined in Schedule 3;

"Environment"                           means all, or any, of the following
                                        media namely the air (including without
                                        limitation the air within buildings and
                                        the air within other natural or
                                        man-made structures above or below
                                        ground), water and land and any living
                                        organisms or systems supported by those
                                        media;

"Environmental Laws"                    means all applicable statutes and
                                        subordinate legislation, and other
                                        European, national and local laws and
                                        bylaws, common laws, civil code,
                                        directives or guidance notes of a
                                        mandatory nature insofar as they relate
                                        to or apply to Environmental Matters
                                        including for the avoidance of doubt
                                        the New Contaminated Land Power;

"Environmental Matters"                 means:-

                                        (i)     pollution or contamination;

                                        (ii)    the disposal, release,
                                                spillage, deposit, escape,
                                                discharge, leak or emission
                                                of Hazardous Materials or
                                                Waste;

                                        (iii)   exposure of any person to
                                                Hazardous Materials or Waste;

                                        (iv)    the creation of any noise,
                                                vibration, radiation, common
                                                law or statutory nuisance or
                                                other adverse impact on the
                                                Environment.

"Environmental Permit"                  means any registration, permit,
                                        licence, permission, consent,
                                        authorisation, waiver, order or
                                        exemption issued or granted or required
                                        to be issued or granted under
                                        Environmental Laws in relation to
                                        either the carrying on of the business
                                        of any member of the Group or in
                                        relation to any Properties;

"Environmental Report"                  means the Environmental Review: Project
                                        Fish - Final version dated April 1999
                                        prepared by Aspinwall & Company on
                                        behalf of NWEP;

"Environmental Warranties"              means the Warranties set out in
                                        paragraph 18 of Schedule 3 and
                                        "Environmental Warranty" shall be
                                        construed accordingly;

"Estimated Net Debt"                    means GBP 30,091,000 as set out in
                                        Schedule 8;

"Final Net Debt Amount"                 is defined in Schedule 10;

"GBP"                                   means pounds sterling;

"Group" means the Company and all the Subsidiaries and where the context so requires, includes any one or more of such companies;

"Hazardous Materials"                   means anything which alone or in
                                        combination with other things is
                                        capable of causing harm or damage to
                                        property or to man or to the
                                        environment or any other organism
                                        supported by the environment including,
                                        without limitation, pollutants,
                                        contaminants and dangerous, toxic or
                                        radioactive substances;

"ICTA 1988"                             means the Income and Corporation Taxes
                                        Act 1988;

"Indebtedness"                          shall be construed to include any
                                        obligation (whether incurred as
                                        principal or surety) for the payment or
                                        repayment of money (including, without
                                        limitation, contingent liabilities in
                                        accordance with generally accepted
                                        accounting principles in the United
                                        Kingdom);

"Indemnities"                           is defined in Clause 7(F)

"Independent Auditors"                  means a partner of at least 10 years'
                                        qualified experience at Deloitte &
                                        Touche of Colmore Gate, 2 Colmore Row,
                                        Birmingham B32 2BN or such other firm
                                        as the parties may agree;

"Information Technology"                means computer software, hardware,
                                        networks and other peripherals;

"Intellectual Property"                 means patents, trade marks and service
                                        marks, rights in designs, trade or
                                        business names or signs, copyrights
                                        (including rights in computer software)
                                        and topography rights (whether or not
                                        any of these is registered and
                                        including applications for registration
                                        of any such thing) and rights under
                                        licences and consents in relation to
                                        any such thing and all rights or forms
                                        of protection of a similar nature or
                                        having equivalent or similar effect to
                                        any of these which may subsist anywhere
                                        in the world;

"Investment Agreement"                  means an agreement dated 27th May, 1999
                                        between the Company, the Managers, NWEP
                                        and the Beneficial Owners;

"Investors' Completion Documents"       is defined in paragraph 2(A) of
                                        Schedule 3;

"Investor Loan"                         means the facilities designated as such
                                        in Schedule 8;

"Investor Loans Amount"                 means GBP 14,868,000;

"Investor Parties"                      means the Sellers (other than BOS) and
                                        NWEP;

"Investor Parties' Auditors"            means KPMG;

"Investor Parties' Solicitors"          means Wragge and Co.;

"IPO Price"                             means the price at which shares of
                                        common stock of the Purchaser are first
                                        offered to the public pursuant to the
                                        IPO;

"IPO"                                   means the initial public offering of
                                        shares in the Purchaser;

"Key Employee"                          means:-

                                        (i)     any Employee in a position
                                                carrying significant managerial
                                                responsibilities or whose
                                                responsibilities are of a
                                                technical nature who, having
                                                regard to his experience,
                                                skills and knowledge of the
                                                Acquired Businesses, is not
                                                readily replaceable within a
                                                reasonable time without
                                                material expense (excluding
                                                payments made to that Employee)
                                                on the part of any member of
                                                the Group; or

                                        (ii)    any Senior Employee;

"Liability Cap Addition"                is defined in paragraph 1 of Schedule 4;

"Lock-up Agreement"                     means the lock-up agreement relating to
                                        the Consideration Shares in the Agreed
                                        Form of Attachment IV;

"Management Accounts"                   means the monthly unaudited
                                        consolidated financial statements of
                                        the Group for the months April 1999 to
                                        January 2000 (inclusive) (each of which
                                        includes the unaudited profit and loss
                                        of the Group for the cumulative period
                                        starting on 1st April 1999 and ending
                                        on the last day of the relevant month)
                                        copies of which are Attachment VII;

"Managers"                              means the fourth named parties to this
                                        Agreement;

"Managers' Family Parties"              means the seventh named parties to this
                                        Agreement;

"Material Contract"                     is defined in paragraph 9(C) of
                                        Schedule 3;

"NatWest Group"                         means NWEP and its subsidiaries and
                                        associated companies (but excluding
                                        each member of the Group);

"NatWest Nominees"                      means the third named party to this
                                        Agreement;

"NatWest Parties"                       means NWEP, the Beneficial Owners and
                                        NatWest Nominees;

"Negative Debt Adjustment"              is defined in Schedule 10;

"New Contaminated Land Power"           means the new power enacted by section
                                        57 of the Environment Act 1995 (but not
                                        yet brought into force) including the
                                        Statutory Guidance on Contaminated Land
                                        published 16th February, 2000 and SI
                                        2000 No. 227 made 2nd February, 2000
                                        laid before Parliament 9th February,
                                        2000 coming into force on 1st April,
                                        2000 and SI 2000 No. 340 (C.8) made 2nd
                                        February, 2000 under that power;

"NWEP"                                  means the first named party to this
                                        Agreement;

"Obligors"                              means the Managers and the B
                                        Shareholders;

"Permitted Assignee"                    is defined in Clause 14(B);

"Positive Debt Adjustment"              is defined in Schedule 10;

"Pre-contractual Statement"             is defined in Clause 16;

"Press Announcements"                   means the press announcements (if any)
                                        to be issued by the parties in the
                                        Agreed Form of Attachment IV;

"Proceedings"                           means any proceeding, suit or action
                                        arising out of or in connection with
                                        this Agreement;

"Property" or "Properties"              means the real properties listed in
                                        Schedule 9;

"Proportional Provisional               is defined in Schedule 11;
Consideration"

"Provisional Consideration"             means GPB 22,709,000 calculated as set
                                        out in Schedule 8;

"Purchaser"                             means the eighth named party to this
                                        Agreement;

"Purchaser's Account"                   means the Purchaser's account with
                                        Union Bank of Canada, Monterey Park,
                                        Ca. 91755, Swift Code UBLAU 566 ABA
                                        122000496, account number 0700490432;

"Purchaser's Auditors"                  means PricewaterhouseCoopers;

"Purchaser's Completion Documents"      has the meaning given thereto in Clause
                                        8;

"Purchaser's Group"                     means the Purchaser, its subsidiaries
                                        (including each member of the Group),
                                        any holding company of the Purchaser
                                        and all other subsidiaries of any such
                                        holding company from time to time;

"Purchaser's Solicitors"                means Slaughter and May;

"Revenue Authority"                     means the Inland Revenue and the
                                        Commissioners of Customs and Excise and
                                        any similar body in any other
                                        jurisdiction;

"RTPA 1976"                             means the Restrictive Trade Practices
                                        Act 1976;

"Securities Act"                        means the United States Securities Act
                                        of 1933 as amended;

"Sellers"                               means the Beneficial Owners, NatWest
                                        Nominees, the Managers, BOS, the B
                                        Shareholders and the Managers Family
                                        Parties;

"Sellers' Account"                      means Wragge & Co Client Account at
                                        Lloyds TSB Bank plc of 114-116 Colmore
                                        Row, Birmingham B3 3BB, sort code
                                        30-00-03 account number 0660947;

"Sellers' Advisers' Fees"               means GBP 1,700,000 (as set out in
                                        Schedule 8);

"Sellers' Shares"                       means the Shares other than the BOS
                                        Shares;

"Senior Employee"                       means any one of the Employees who is
                                        entitled to emoluments at a rate (or,
                                        in the case of fluctuating amounts, has
                                        or would have been entitled to an
                                        average annual rate over the last three
                                        financial years) in excess of
                                        (pound)50,000 per annum and every
                                        director who is also an employee;

"Service Document"                      is defined in Clause 25(E);

"Share Purchase Documents"              is defined in Clause 16;

"Shares"                                means the entire issued share capital
                                        of the Company;

"Subsidiaries"                          means any of the subsidiaries of the
                                        Company, basic information concerning
                                        which being set out in Schedule 7 and,
                                        which expression, where the context so
                                        requires, includes any or all of such
                                        companies and "Subsidiary" shall be
                                        construed accordingly;

"Takeover"                              means the successful bid by the Company
                                        to acquire the entire share capital of
                                        Symonds Limited;

"Takeover Date"                         means 5th July, 1999;

"Tax Authority"                         means any taxing or other authority
                                        (whether within or outside the United
                                        Kingdom) competent to impose any
                                        liability to Tax;

"Tax Covenant"                          means the tax covenant in the Agreed
                                        Form as set out in Attachment II;

"Tax Warranties"
                                        means the Warranties set out in
                                        paragraphs 26 to 37 of Schedule 3 and
                                        "Tax Warranty" shall be construed
                                        accordingly;

"Tax" or "Taxation"                     has the meaning given in the Tax
                                        Covenant;

"TCGA 1992"                             means the Taxation of Chargeable Gains
                                        Act 1992;

"Termination Date"                      means 30th June, 2000;

"USD Equivalent"                        in relation to an amount expressed in a
                                        currency other than USD, means such
                                        amount translated into USD at the
                                        prevailing exchange rate applicable to
                                        that amount of USD by reference to the
                                        rates published in the UK Financial
                                        Times on the Completion Date;

"USD"                                   means United States Dollars;

"VATA 1994"                             means the Value Added Tax Act 1994;

"Warranties"                            means the warranties set out in
                                        Schedule 3 and "Warranty" shall be
                                        construed accordingly;

"Waste" means any waste including anything which is abandoned, unwanted or surplus irrespective of whether it is capable of being recovered or recycled or has any value;

"Working Hours"                         means 9.30 a.m. to 5.30 p.m. on a
                                        Business Day; and

"Year 2000 Matters"                     means whether the performance or
                                        functionality of Information Technology
                                        is, has been or will be affected by
                                        dates prior to, during or after the
                                        year 2000 and, in particular (but
                                        without limitation), whether:

                                        (i)     no value for current date
                                                causes, has caused or will
                                                cause any interruption in
                                                operation;

                                        (ii)    date-based functionality
                                                behaves, has behaved and will
                                                behave consistently for dates
                                                prior to, during and after
                                                the year 2000;

                                        (iii)   in all interfaces and data
                                                storage, the century in any
                                                date is, has been and will be
                                                specified either explicitly
                                                or by unambiguous algorithms
                                                or inferencing rules; and

                                        (iv)    the year 2000 is and will be
                                                recognised as a leap year.

(B)   In this agreement, unless otherwise specified:-

      (i) references to Clauses, Schedules and Attachments are to Clauses of, and Schedules and Attachments to, this Agreement;

      (ii) a reference to a sub-clause is to a sub-clause of the Clause in which such reference appears, to a paragraph is to a paragraph of the sub-clause or Schedule (as the case may be) in which such reference appears and to a sub-paragraph is to a sub-paragraph of the paragraph in which such reference appears;

      (iii) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted except to the extent that any amendment or modification made after the date of this Agreement would increase the liability of the Investor Parties under this Agreement;

      (iv) references to a "company" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

      (v) references to a "person" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

      (vi) the expressions "holding company", "subsidiary" and "wholly-owned subsidiary" shall have the meaning given in the Companies Act 1985;

      (vii) a person shall be deemed to be connected with another if that person is connected with that other within the meaning of section 839 ICTA 1988;

      (viii) references to writing shall include any modes of reproducing words in a legible and non-transitory form;

      (ix)   references to times of the day are to London time;

      (x) headings are for convenience only and do not affect the interpretation of this Agreement;

      (xi) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

      (xii) "so far as the Obligors are aware" means so far as is within the actual knowledge of the Obligors or any of them and such knowledge as the Obligors or any of them would have had had they made all enquiries that a reasonable person of their qualification, experience and position would have made.

                                   SCHEDULE 2
                            (Completion arrangements)

1.    The Investor Parties' Obligations

At Completion the Investor Parties shall:

(A)   deliver to the Purchaser or the Purchaser's Solicitors:

      (i)   the Tax Covenant, duly executed by the Obligors;

      (ii)  a Lock-Up Agreement, duly executed by each of the Sellers (except
            BOS);

      (iii) a copy of the minutes (or the relevant extract thereof) of a duly held meeting of the directors of each of the Investor Parties (or a duly constituted committee thereof) authorising the execution by each of the Investor Parties of this Agreement and the Investors' Completion Documents and, in the case where such execution is authorised by a committee of the board of directors of the relevant Investor Party, a copy of the minutes of a duly held meeting of the directors constituting such committee or the relevant extract thereof (in each case such copy minutes being certified as correct by the secretary of the relevant Investor Party);

      (iv) duly executed transfers in respect of the Shares (including any Shares held by any nominee ) in favour of the Purchaser and share certificates for such shares in the names of the relevant transferors and any power of attorney under which any transfer is executed on behalf of any of the transferors;

      (v) the statutory registers (which shall be written up to but not including the Completion Date), the certificate of incorporation (and any certificate of incorporation on change of name) and common seal (if any) of the Company and each of the Subsidiaries;

      (vi) counterparts of the Amended and Restated Stockholders' Agreement, duly executed by each of the Sellers (except BOS);

(B) procure the holding of board meetings of the Company and each of the Subsidiaries at which:-

      (i) it shall be resolved that the relevant transfers referred to in paragraphs 1(A)(iv) above and 2(B) below shall be approved for registration and (subject only in each case to the transfer being duly stamped) the respective transferee registered as the holder of the respective shares in the register of members of the relevant member of the Group;

      (ii) each of the persons nominated by the Purchaser shall be appointed directors of the relevant company, as the Purchaser shall direct, such appointments to take effect on the Completion Date;

      (iii) the resignation from the office of director of the relevant member of the Group of Kevin Reynolds shall be tendered and accepted so as to take effect at the close of the meeting and Kevin Reynolds shall deliver to the relevant company an acknowledgement executed as a deed in the Agreed Form, stating that he has no claim against the relevant company for breach of any contract of employment with the relevant company, compensation for loss of office, redundancy or unfair dismissal or on any other account whatsoever and that no agreement or arrangement is outstanding under which the relevant company has or could have any obligation to him;

      (iv) (if the Purchaser so requires) the situation of the registered office shall be changed to such address as the Purchaser may nominate and (subject to the provisions of the Companies Acts) the accounting reference date shall be changed in accordance with any instructions given by the Purchaser to Martin Glanfield on behalf of the Investor Parties; and

      (v) all existing instructions to banks shall be revoked and new instructions to such banks in such form as the Purchaser may reasonably direct shall be approved, provided that the Purchaser has supplied such new instructions to Martin Glanfield on behalf of the Investor Parties prior to Completion;

(C) (if required by the Purchaser) procure that the present auditors of the Company and/or any of the Subsidiaries resign their office as such and deposit at the registered office of the Company and/or any of the Subsidiaries (as the case may be) a letter in Agreed Form notifying their resignation acknowledging that, save for the payment of fees in the ordinary course, they have in each case no claim against the relevant company and containing a statement pursuant to section 394(1) Companies Act 1985 that there are no circumstances connected with their ceasing to hold office which they consider should be brought to the attention of any members or creditors;

(D) procure that minutes of the board meetings referred to above, certified as correct by the secretary of the relevant company, and the resignations and acknowledgements referred to above are delivered to the Purchaser or the Purchaser's Solicitors;

(E) use their reasonable endeavours to procure the signing by Aspinwall & Company of a reliance agreement in a form suitable to the Purchaser in all respects granting to the Purchaser (and any such person or persons as the Purchaser may nominate) and at the Sellers' cost the right to rely on the Environmental Report.

2.    BOS Obligations

      At Completion BOS shall deliver to the Purchaser or the Purchaser's solicitors:-

(A) a certified copy of a power of attorney authorising the execution of those of the Investors Completion Documents to which BOS is a party by BOS; and

(B) duly executed transfers in respect of the BOS Shares (including any Shares held by any nominee) in favour of the Purchaser and share certificates for such shares in the names of the relevant transferors and any power of attorney under which any transfer is executed on behalf of any of the transferors.

3.    Purchaser's obligations

At Completion the Purchaser shall:

(A)   deliver to the Investor Parties' Solicitors:

      (i)   a counterpart of the Tax Covenant, duly executed by the Purchaser;

      (ii) a counterpart of the Amended and Restated Stockholders' Agreement, duly executed by the Purchaser;

      (iii) a copy of the minutes of a duly held meeting of the directors of the Purchaser (or a duly constituted committee thereof) authorising (i) the execution by the Purchaser of this Agreement and the Purchaser's Completion Documents, (ii) the issue, sale and delivery of the Consideration Shares in accordance with this Agreement, and (iii) the performance by the Purchaser of this Agreement and the Purchaser's Completion Documents;

      (iv)  share certificates for the Consideration Shares;

      (v) pay the Completion Payments due to BOS in GBP by CHAPS transfer same day value to the BOS Account ;

      (vi) pay the Investor Loan Amount in GBP by CHAPS transfer for same day value to the Company's Account.

      (vii) pay the Sellers' Advisers' Fees and the Completion Payments due to the Managers, the Managers' Family Parties and the B Shareholders which are to be satisfied in cash in GBP by CHAPS transfer for same day value to the Sellers' Account.

                                   SCHEDULE 3
                                (The Warranties)

1.    Ownership of the Shares

(A) Each of the Sellers are the sole legal and beneficial owners of the Shares set opposite his or its name in Schedule 5.

(B)   BOS is the sole legal and beneficial owner of the BOS Shares.

(C)   The Shares constitute the entire issued share capital of the Company.

(D) There is no option, warrant, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance or equity on, over or affecting the Shares or any of them and there is no agreement or commitment to give or create any of the foregoing and no claim has been made against the Company or any of the Investor Parties or BOS by any person to be entitled to any.

2.    Capacity of the Investor Parties

(A) Each of the Investor Parties and BOS has the requisite power and authority to enter into and perform this Agreement and the other documents which are to be executed by any of them at Completion (the "Investors' Completion Documents").

(B) This Agreement constitutes and the relevant Investors' Completion Documents to which they are a party will, when executed by the Investor Parties, constitute binding obligations of each of the Investor Parties and BOS in accordance with their respective terms.

(C) The execution and delivery of, and the performance by each of the Investor Parties and BOS of obligations under, this Agreement and the Investors' Completion Documents will not:-

      (i) result in a breach of any provision of the memorandum or articles of association of NWEP, NatWest Nominees or BOS or the constitutional documents of the Beneficial Owners or the memorandum or articles of association of any member of the Group;

      (ii) result in a breach of, or constitute a default under, any instrument to which any of the Investor Parties or BOS or any member of the Group is a party or by which any of the Investor Parties or BOS or any member of the Group is bound;

      (iii) result in a breach of any order, judgement or decree of any court or governmental agency to which any of the Investor Parties or BOS or any member of the Group is a party or by which any of the Investor Parties or BOS or any member of the Group is bound; or

      (iv) require any of the Investor Parties or BOS or any member of the Group to obtain any consent or approval of, or give any notice to or make any registration with, any United Kingdom governmental or other authority which has not been obtained or made at the date hereof both on an unconditional basis and on a basis which cannot be revoked.

(D) None of the Sellers is a US person as such term is defined in Regulation S of the Securities Act, nor are any of the Sellers acquiring the Consideration Shares for the account or benefit of any such US person.

3.    Arrangements between the Group and the Investor Parties

      No Material Contract is outstanding between any member of the Group and any of

      (i)   the Investor Parties or BOS; or

      (ii)  any member of the NatWest Group; or

      (iii) any person who is a director of the NatWest Group or connected with any such member of the NatWest Group, with any of the Investor Parties, or with BOS,

      and the Data Room contains each Material Contract which was outstanding between any member of the Group and any of the Investor Parties or BOS or any member of the NatWest Group or any person who is a director of the NatWest Group or connected with any such member of the NatWest Group or with BOS or with any of the Investor Parties at any time during (i) the twelve months ended on the Accounts Date or (ii) the period from the Accounts Date to the date of signing of this Agreement.

4.    Group structure, etc.

(A) The Shares comprise the whole of the issued and allotted share capital of the Company and all of them are fully paid up and there are no restrictions of any kind on the voting or transfer of any of the Shares.

(B) There is no agreement or commitment or option or warrant outstanding which calls for the allotment, issue or transfer of, or accords to any person the right to call for the allotment or issue of, any shares (including the Shares) or debentures in or securities of any member of the Group.

(C)   The information given in Schedules 6 and 7 is true and accurate.

(D) The Company is the sole legal and beneficial owner of the entire issued share capital of each of the Subsidiaries free and clear of all pledges, securities, liens, charges, encumbrances, equities, claims, restrictions, options or limitations affecting the Company's ability to vote or transfer such shares.

(E) No member of the Group has any interest in the share capital of or other equity interest in any company other than the Subsidiaries.

(F) No member of the Group acts or carries on business in partnership with any other person or is a member (otherwise than through the holding of share capital) of any corporate or unincorporated body, undertaking or association or holds or is liable on any share or security which is not fully paid up or which carries any liability.

(G)   No member of the Group trades under a name other than its corporate name.

(H) Each member of the Group is duly organised and validly existing under English law.

(I) Each member of the Group has the corporate power and authority to own its own properties and to carry on its business as it is currently conducted.

5.    Ownership of Assets

(A) All assets used by any member of the Group in the course of its business are both legally and beneficially owned by a member of the Group free from any third party rights and all such assets are included in the Accounts or the Management Accounts.

(B) Each of the assets included in the Accounts or acquired by any member of the Group since the Accounts Date is owned both legally and beneficially by a member of the Group and each of those assets capable of possession is in the possession of a member of the Group.

(C) Apart from stock which is subject to suppliers' usual retention of title terms, no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance or equity (an "Encumbrance") on, over or affecting the whole or any part of the undertaking or the assets of any member of the Group (including any investment in any other member of the Group) is outstanding and there is no agreement or commitment to give or create any such Encumbrance and no claim has been made by any person to be entitled to any such Encumbrance which is still outstanding.

(D) Each item of plant and machinery, including fixed plant and machinery and all vehicles and office and other equipment used by any member of the Group in the Acquired Businesses is serviceable and capable of being properly used without interruption in connection with the Acquired Businesses taken as a whole as currently conducted.

(E) To the extent that any of the assets referred to in sub-paragraph (C) are not owned by a member of the Group, details of such assets are contained in the Disclosure Letter including, in the case of assets leased by a member of the Group, all details of the leases under which such assets are held.

6.    Accuracy of information

(A) All registers required to be kept by each member of the Group by law have been properly kept and are up to date and contain a record of the matters which should be dealt with in those registers and no notice or allegation that any of them is incorrect or should be rectified has been received by any member of the Group.

(B) The copies of the memorandum and articles of association or other like constitutional documents of each member of the Group contained in the Data Room are complete and accurate copies.

(C) All returns and other documents relating to the Group required to be delivered to the Registrar of Companies have been properly made and delivered.

7.    Accounts and Statutory Accounts

(A)   The Accounts:-

      (i) were prepared in accordance with accounting principles generally accepted in the United Kingdom as at the Accounts Date and commonly adopted by companies carrying on businesses similar to those carried on by the respective members of the Group;

      (ii) show a true and fair view in accordance with such generally accepted accounting principles and practices of the assets and liabilities of the members of the Group to which they relate, and of the Group as a whole as at the Accounts Date and the profits of the Group for the accounting period then ended; and

      (iii) are not affected by any unusual or non-recurring items save for those items specifically stated as such therein.

(B) Each of the Management Accounts have been properly prepared in accordance with good accounting practice and on a basis consistent with that previously adopted and give a fair and reasonable view of the results of the Group for the period to which they relate. The Management Accounts do not contain any unusual, exceptional, non- recurring or extraordinary items of income or expenditure (save as specifically disclosed therein) which would render the profits or losses of the of the Group for all or any part of the period to which the Management Accounts relate unusually high or low.

(C) The accounts provided by the Company for inclusion in the Purchaser's S-1 Registration Statement conform in all material respects to the instructions set forth in item 18 of Form 20-F promulgated by the US Securities and Exchange Commission.

(D) Details of all Indebtedness of each member of the Group are set out in the Disclosure Letter.

(E) At the Accounts Date, no member of the Group had any liability (whether actual, contingent, unquantified or disputed) or outstanding capital commitment which is not adequately disclosed or provided for in the Accounts.

8.    Events since the Takeover Date

(A)   Since the Takeover Date:-

      (i) there has been no material adverse change in the business or assets or condition or the financial or trading position or prospects of the Group as a whole or any member of the Group;

      (ii) the Acquired Businesses have in all material respects been carried on in the ordinary course and no Material Contract has been entered into by any member of the Group;

      (iii) no asset of any member of the Group of a value in excess of (pound)100,000 has been acquired or disposed of on capital account or has been agreed to be acquired or disposed of;

      (iv) no resolution of any member of the Group in general meeting has been passed other than resolutions relating to the routine business of annual general meetings;

      (v) no member of the Group has declared, authorised, made or paid to its members any dividend or other similar distribution;

      (vi) no member of the Group has allotted or issued or agreed to issue or granted an option or other right to acquire any share capital;

      (vii) no member of the Group has redeemed or purchased or offered or agreed to redeem or purchase any of its share capital; and

      (viii) no customer or supplier has:-

             (a) so far as the Obligors are aware, ceased or notified an intention to cease trading with or supplying to the Group;

             (b) so far as the Obligors are aware, reduced, or notified an intention to reduce (conditionally or otherwise) substantially its trading with or supplies to the Group; or

             (c) changed or indicated in writing an intention to change substantially the terms on which it is prepared to trade with or supply the Group (other than price and quota changes consistent with past practice).

(B) All net book debts and other trade receivables shown in the Accounts have been realised for an aggregate sum not being less than that shown in the Accounts less applicable provisions.

(C) No indication has been received that any debt now owing to any member of the Group is bad or doubtful in whole or in part.

9.    Contracts and commitments

(A) The Data Room contains each outstanding contract or arrangement entered into by any member of the Group which:

      (i)   is worth more than GBP(pound)50,000 per annum;

      (ii) restricts it from carrying on the Acquired Business Group in any part of the world;

      (iii) is a joint venture agreement or arrangement under which it is to participate with any other person in any business; or

      (iv)  is an agency or distributorship contract or arrangement.

(B) No member of the Group is a party to any contract or arrangement which is not contained in the Data Room and which:

      (i) is a contract or arrangement which has an unexpired term of or more one year;

      (ii) can be terminated by any other party thereto in the event of a change of control of that member of the Group or would be materially affected by such change; or

      (iii) makes it liable to make any investment in securities or make any loan (other than normal trade credit) to any person.

(C) No member of the Group is in breach of any contract or arrangement of the type referred to in paragraphs (A) or (B) above (a "Material Contract") and, so far as the Obligors are aware, no other party to any such, Contract is in breach of any such Material Contract.

10.   Bank accounts and borrowings

(A) Details of all bank accounts maintained or used by each member of the Group (comprising, in each case, the name and address of the bank with whom the account is kept and the number and nature of the account) are set out in the Disclosure Letter.

(B) The Data Room contains the terms of each overdraft, loan and other similar financial facility available to each member of the Group and the amounts outstanding under them (as at the close of business on the Business Day immediately preceding the date of this Agreement) are set out in the Disclosure Letter and no Investor Party or member of the Group has done anything whereby the continuance of any of those facilities might be affected or prejudiced.

(C) The total amount of Indebtedness of each member of the Group does not exceed any limitation in its financial facilities or memorandum or articles of association.

(D) The copy of the agreements relating to the BOS Facilities contained in the Data Room are complete and accurate copies.

(E) Except for the borrowings referred to in paragraphs 10(B) and 10(C) no member of the Group has outstanding any loan capital or incurred or agreed to incur any borrowing which it has not repaid or satisfied, or has lent or agreed to lend any money which has not been repaid to it or owns the benefit of any debt present or future (other than debts due to it in respect of the sale of trading stock in the normal course of trading) or is a party to or has any obligation under:

      (i) any loan agreement, debenture, acceptance credit facility, bill of exchange, promissory note, finance lease, debt or inventory financing, discounting or factoring arrangement or sale and lease back arrangement; or

      (ii) any other arrangement the purpose of which is to raise money or provide finance or credit.

(F) No event which is or, with the passing of any time or the giving of any notice, certificate, declaration or demand, would become an event of default under or any material breach of any of the terms of any loan capital, borrowing, debenture or financial facility of any member of the Group or would entitle any third party to call for repayment prior to normal maturity has occurred or been alleged.

11.   Powers of attorney

      No member of the Group has given any power of attorney, proxy or similar authority in relation to the Acquired Business which is still outstanding.

12.   Grants and allowances

      No member of the Group has received any grant, allowance, aid or subsidy from any supranational, national or local authority or government agency during the last three years which is currently repayable as a result of any act or failure to act by the member of the Group concerned or which would be repayable as a result of the sale of the Shares to the Purchaser.

13.   Substantial dependence

      Since 1st April, 1999 no person has purchased from or sold to any member of the Group more than 10 per cent. of the aggregate amount of all sales or purchases made by the Group taken as a whole during such period.

14.   Licences

      All licences, consents, and other permissions and approvals which are necessary to any Acquired Business (excluding those referred to in Clause 3 of this Agreement) are held by the relevant member of the Group and are listed in the Disclosure Letter, are not subject to onerous conditions and are in full force and effect and all reports, returns and information required by law or as a condition of any licence, consents, permit or approval to be made or given to any person or authority in connection with the business of any member of the Group have been made or given to the appropriate person or authority and no member of the Group has received any indication that any licence, consent, permission or approval is likely to be revoked or which may confer an right of revocation.

15.   Litigation

(A) No member of the Group is engaged in any litigation or arbitration, administrative or criminal proceedings, whether as plaintiff, defendant or otherwise.

(B) No such litigation or arbitration, administrative or criminal proceedings as are referred to in sub-paragraph (A) is pending or threatened or expected and so far as the Obligors are aware (having made due and careful enquiry of each member of the Group), there is no fact or circumstance likely to give rise to any such litigation, arbitration, administrative or criminal proceedings or to any proceedings against any director or employee (past or present) of any member of the Group in respect of any act or default for which that member might be vicariously liable.

16.   Investigations and Inquiries

      No member of the Group has received notification that any investigation or inquiry is being or has been conducted by any supranational, national or local authority or governmental agency in respect of the business or affairs of any member of the

      Group nor, so far as the Obligors are aware, are there any matters or facts which might reasonably be expected to give rise to such litigation or proceedings.

17.   Property

(A) The Properties are the only real properties owned, used or occupied by the Company or any member of the Group or in respect of which the Company or any member of the Group has any estate, interest, right or liability.

(B)   In relation to each Property:

      (i) the member of the Group set out in Schedule 9 (Property) is solely legally and beneficially entitled to such Property;

      (ii) the member of the Group set out in Schedule 9 (Property) has under its control all of the title deeds and documents necessary to prove its title to such Property;

      (iii) the member of the Group set out in Schedule 9 (Property) is in physical possession and actual occupation of the whole of such Property on an exclusive basis.

(C)   (i)   There are no mortgages or charges, legal or equitable, fixed or floating, affecting any of the Properties and no person has or claims to have any lien on any of the Properties or the documents of title.

      (ii) There have been no notices received of any non-compliance with any covenants, restrictions and other encumbrances affecting any Property.

(D)   (i)   Each Property is presently used for the purpose referred to in
            Schedule 9 (Property), which so far as the Managers are aware is a permitted or lawful use under applicable planning legislation.

      (ii) There have been no notices received of any non-compliance with any conditions to any consent or permission relating to any Property and the Managers are not aware of any breach of the same.

      (iii) No enforcement notice, stop notice, breach of condition notice or revocation, modification or discontinuance order affecting any Property has been received.

(E) No notice of non-compliance has been received regarding statutes, orders or regulations relating to each Property, its current use or development or the use of any fixtures, machinery or chattels in it.

(F) So far as the Managers are aware no member of the Group has received a compulsory purchase order, notice to treat or a notice of entry and no proposals have been published for its compulsory acquisition in respect of the Properties.

(G)   (i)   To the best of the Managers' knowledge (having made no specific enquiry) all buildings or other structures on or comprising each Property are in good state of repair and condition and none of the Managers expect that the expenditure of any substantial sum of money will be required in respect of the Property within two years of the date of this agreement.

      (ii) Neither the Sellers nor the relevant member of the Group that has the title interest in any Property has received any adverse surveyors', engineers' or other professionals' reports in respect of any Property.

(H) None of the Properties is subject to the payment of any outgoings other than the uniform business rate or water rates (and, in the case of leaseholds, the rents, insurance and service charge reserved by the Lease) all of which have been paid to date.

(I) So far as the Managers are aware there are no outstanding disputes, actions, claims, demands or complaints in respect of any Property and no notice affecting any Property has been given or received.

(J) In relation to each Property which is leasehold:

      (i) the Property is held under the terms of the lease (the "Lease") briefly referred to in Schedule 9 (Property) and no collateral assurances, undertakings or concessions have been made by any party to the Lease;

      (ii) there are no rent reviews outstanding or exercisable by the lessor from a date prior to the Completion Date;

      (iii) the rent and all other sums payable under the Lease have been paid to date. Neither the Managers nor any of the relevant site management have received any notice of any non-compliance with any covenants and conditions contained in the Lease or in any licence, consent or other document entered into supplemental to the Lease;

      (iv) neither the tenant nor any other person has carried out any alterations or improvements which are required by the Lease to be reinstated or removed on or before the end of the term.

18.   Environment

(A) All Environmental permits have been obtained and are in full force and effect.

(B) No circumstances exist which could result in and the sale of the Shares under this Agreement will not result in (a) the limitation or revocation of any Environmental Permit; or (b) any Environmental Permit not being renewed or granted.

(C) Each member of the Group complies and in the last three years has complied in all respects with Environmental Law and there are and have been no acts or omissions of the Company in relation to Environmental Matters which are reasonably likely to give rise to any fines, penalties, losses, damages, costs, expenses or liabilities.

(D) No member of the Group is or has been involved in the past 3 years in any litigation proceedings, claim or complaint by any person under Environmental Laws and none is threatened or pending. At no time in the past 3 years has any member of the Group received any written notice or communication alleging any liability in relation to Environmental Matters.

(E) All environmental audits and other assessments, reviews and reports published in the last 12 months in the possession or control of any member of the Group relating to any Property or any of the activities of the members of the Group have been disclosed.

(F) No member of the Group has any liability to any person in respect of Environmental Matters under any contract or other agreement entered into within the last 12 months relating to the sale or other disposal or grant of any interest or rights in relation to any shares, land or other asset.

19.   Intellectual Property

(A) No member of the Group owns any registered Intellectual Property legally or beneficially.

(B) No member of the Group has granted a licence in respect of any Intellectual Property used or being developed for use in any of the Acquired Businesses.

      No member of the Group has granted a licence in respect of any Intellectual Property used or being developed for use in any of the Acquired Businesses.

(C) So far as the Obligors are aware the processes and methods employed, the services provided, the businesses conducted and the products manufactured, used or dealt in by each member of the Group do not infringe and have not infringed the rights of any other person in any Intellectual Property.

(D) So far as the Obligors are aware, there is no unauthorised use or infringement by any person of any Intellectual Property owned or otherwise required for the business of any member of the Group.

20.   Competition and trade regulation law

(A) So far as the Obligors are aware, no member of the Group is a party to any agreement in a manner which:-

      (i)   contravenes the Competition Act 1998; or

      (ii) infringes Article 81 or 82 of the Treaty establishing the European Union.

(B) No member of the Group is a party to any agreement in respect of which any undertaking has been given by or any order made against any member of the Group pursuant to the RTPA 1976 or in respect of which an undertaking has been given by or an order made against any member of the Group pursuant to the Resale Prices Act 1976.

(C) No member of the Group has given any assurance or undertaking (which remains outstanding) to, or is subject to any specific order, decision or ruling of:-

      (i)   the Office of Fair Trading or the Competition Commission; or

      (ii) the Commission of the European Union under EC competition legislation.

(D) No member of the Group is a party to or is concerned in any agreement or arrangement in respect of which an application for negative clearance and/or exemption has been made to the Commission of the European Union.

(E) No filing is required by any of the Investor Parties as an "acquiring person" under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended in connection with his, her or its acquisition of Consideration Shares.

21.   Insurances

      Details of the insurance policies in respect of which any member of the Group has an interest are set out in the Data Room and, no individual or related claims for amounts in excess of (pound)25,000 are outstanding thereunder.

22.   Employment

(A) A list of the names, jobs and details of the terms of employment (including the emoluments) of each Employee is set out in the Disclosure Letter.

(B) Short details of any material benefit received by any Employee otherwise than in cash, and of any benefit received by any Employee in cash which is related in whole or in part to sales, profits, turnover or performance, or which is otherwise variable (other than normal overtime), are set out in the Disclosure Letter.

(C) Unless provided otherwise by mandatory statutory provisions and in accordance with applicable law, any contract of employment with any Employee to which any member of the Group is a party can be terminated by the employing company without damages or compensation (other than that payable under statute) by giving at any time no more than three months' notice in writing to that Employee.

(D) No Senior Employee has given notice terminating his contract of employment or is under notice of dismissal and no amount due to or in respect of any such Senior Employee, director or employee or former Senior Employee is in arrears and unpaid other than his salary for the month current at the date of this Agreement.

(E) Since the Takeover Date, no change has been made in the emoluments or other terms of employment of any Senior Employee.

(F) There is no dispute between any member of the Group and any trade union or other organisation formed for a similar purpose existing nor, pending or threatened in writing to any member of the Group and there is no collective bargaining agreement (whether binding or not) to which any member of the Group is a party.

(G) There is no person who works wholly or predominantly in any Acquired Business who is not an employee of a member of the Group.

(H) No member of the Group is the employer of any person who does not work wholly in one or more of the Acquired Businesses.

(I) Any and all arrangements under which benefits of any kind are payable to or in respect of any employee or former employee of any member of the Group in the event of disability or sickness are fully insured under a policy with an insurance company and will not cease to be so insured before Completion.

(J) The Group complies with all applicable laws and industry guidelines relating to the health and safety of employees and so far as the Obligors are aware, no circumstances exist which are likely to endanger the health and safety of any of the Group's employees.

23.   Information Technology

So far as the  Obligors are aware:-

(A) in the 12 months prior to the date of this Agreement there has been no failure or breakdown of any computer software and/or computer hardware used by any member of the Group which has caused any material disruption to the Acquired Business.

(B) the computer software and hardware operated by each member of the Group is adequate for the purposes of running the Acquired Business as currently carried on.

(C) no member of the Group has experienced any material disruption to its business or operations as a result of Year 2000 Matters and there is no fact or circumstance of which the Obligors are aware likely to give rise to such disruption.

24.   Product Liability

      No member of the Group has received in the period of two years prior to the date of this Agreement any material notification or claim which remains outstanding that it has manufactured, sold or provided any product or service which does not comply with all applicable laws, regulations or standards or which is defective or dangerous or not in accordance with any representation or warranty, express or implied, given by the relevant member of the Group. So far as the Obligors are aware, no matters or facts exist which might reasonably be expected to give rise to any such notification or claim.

25.   Pensions

In this paragraph 25:

"Former Schemes"              means all occupational pension schemes (as
                              defined in section 1 of the Pension Schemes Act
                              1993) to which any member of the Group may be required to make a payment pursuant to section
                              75 of the Pensions Act 1995, or otherwise as a result of the liabilities of the scheme exceeding the value of its assets,

"Pension Schemes"             means:-

                              (i) the Zlin Electronics Limited Group Personal Pension Scheme insured with Norwich Union;

                              (ii)   the Guardian Group Life Assurance Scheme;

                              (iii)  the Zlin Electronics Limited Personal
                                     Pension Scheme insured with Scottish
                                     Equitable;

                              (iv) the Zlin Electronics Limited Staff Pension Fund;

                              (v) the Zlin Electronics Limited Directors Pension Fund;

                              (vi) the Calne Electronics Ltd Staff Benefit Scheme insured with Eagle Star;

                              (vii) the Calne Electronics Limited Directors Pension Scheme;

                              (viii) the Calne Electronics Staff Retirement
                                     Benefit Scheme;

                              (ix) the Sun Life Group Personal Pension Plan (in relation to the Group);

                              (x) the Scottish Life Group Money Purchase Plan (in relation to the Group);

                              (xi)   the AXA Money Purchase Scheme for J.
                                     Harris;

                              (xii) the Symonds Engineering plc Retirement and De ath Benefits Scheme; and

                              (xiii) the Symonds Engineering Retirement Benefit
                                     Scheme insured with Scottish Life.

"Relevant Employee"           means an employee or director for the time
                              being of or a former employee or director of any member of the Group or a former employee or director of any other employer to whose business (or any part thereof) any member of the Group has succeeded.

(A) Other than the Pension Schemes and the State schemes, there is no arrangement to which any member of the Group contributes or has contributed under which benefits of any kind are payable to or in respect of any of the Relevant Employees on retirement or death (whether accidental or not).

(B) Full details have been disclosed to the Purchaser of all present officers and employees of any member of the Group who are members of the Pension Schemes and of the rates at which any member of the Group is or may be liable to contribute in respect of each of those members.

(C) No member of the Group is making and no member of the Group has regularly made or will before Completion make any ex gratia payments to any of the Relevant Employees or to any spouse, child or dependant of any of them.

(D)   Each Pension Scheme:

      (i) is an exempt approved scheme (within the meaning of Chapter I of Part XIV or Chapter IV or Part XII of the Income and Corporation Taxes Act 1988);

      (ii) has at all times complied with and been duly administered in accordance with, and will until Completion continue to comply with and to be duly administered in accordance with, all applicable laws, regulations and requirements (including Revenue and trust requirements).

(E) Each member of the Group in respect of each Pension Scheme which is contracted-out (other than any Pension Scheme under which at no time has any Relevant Employee in the employ of that member of the Group been entitled to benefit) holds or is named in and will until Completion continue to hold or be named in an appropriate contracting-out certificate (within the meaning of the Pension Schemes Act 1993) in respect of those of its employees who are members of such a Pension Scheme.

(F) All benefits payable under each Pension Scheme on death before normal pension age of a Relevant Employee while in an employment to which the Pension Scheme relates are insured fully under a policy with an insurance company and will not cease to be so insured before Completion.

(G) All contributions to each Pension Scheme have at all times been made in accordance with the provisions of the Pension Scheme and those which fall due for payment before the date of Completion will have been paid by that date.

(H) No undertaking or assurance has been given to any Relevant Employee as to the continuance or introduction or increase or improvements of any pension rights or entitlement.

(I) Each Pension Scheme provides only money purchase benefits within the meaning of section 181(1) of the Pension Schemes Act 1993.

(J) No claims (other than routine claims for benefits), complaints to the Pensions Ombudsman or reports to the Occupational Pensions Regulatory Authority have been made or as far as the Obligors are aware are pending or threatened in respect of the provision of (or failure to provide) pension, lump sum or death benefits by any member of the Group. There is no fact or circumstance likely to give rise to such claims or complaints.

(K) No "surplus payment" within the meaning of the Pension Scheme Surpluses (Administration) Regulations 1987 (S.I. 1987 No. 352) has been, or will before Completion be, made out of any of the Pension Schemes.

(L) Each member of the Group and each Pension Scheme has complied fully with all equal pay, equal entitlement, sex and other discrimination legislation including Article 141 of the Treaty of Rome, all applicable EU directives and all UK statutes and regulations and statutory instruments.

(M)   (i)   The identity of every Former Scheme is set out in the Disclosure
            Letter.

      (ii) No member of the Group has participated in any Former Scheme immediately before or at a time when that scheme ceased to admit new members.

(N) The name, registered number and registered office of all companies participating in any of the Pension Scheme or the Former Schemes at the date of this Agreement or, if the scheme has ceased to admit new members, immediately before or at any time after such cessation have been disclosed to the Purchaser in the Disclosure Letter.

(O) The Symonds Engineering Retirement Benefit scheme is being wound up and there are sufficient assets in this Scheme to meet all current and future liabilities of the scheme and after any augmentation of the members' benefits to discharge any administration fees associated with the winding up.

26.   The Accounts and Tax

Save in respect of accounting periods commencing after the Accounts Date, no member of the Group has any liability in respect of Taxation (whether actual or contingent) that is not disclosed or provided for in the Accounts and, in particular, has no outstanding liability for:-

(A) Taxation in any part of the world assessable or payable by reference to profits, gains, income or distributions earned, received or paid or arising or deemed to arise on or at any time prior to the Accounts Date or in respect of any period starting before the Accounts Date; or

(B) for purchase, value added, sales or other similar tax in any part of the world referable to transactions effected on or before the Accounts Date,

      that is not properly provided for in full in the Accounts.

27.   Tax returns, disputes, records and claims etc.

(A) Each member of the Group has made or caused to be made all proper returns required to be made, and has supplied or caused to be supplied all information required to be supplied, to any Tax Authority.

(B) So far as the Obligors are aware, there is no dispute or disagreement outstanding nor is any contemplated at the date of this agreement with any Tax Authority regarding liability or potential liability to any Tax (including in each case penalties or interest) recoverable from any member of the Group or regarding the availability of any relief from Tax to any member of the Group and there are no circumstances which make it likely that any such dispute or disagreement will commence.

(C) The amount of Tax chargeable on any member of the Group during any accounting period ending on or within six years before the Accounts Date has not, to any material extent, depended on any concession, agreement or other formal or informal arrangement with any Tax Authority.

(D) No member of the Group has received any written notice from any Tax Authority which requires such member to withhold Tax from any payment made since the Accounts Date.

28.   Stamp duty

      All material documents which are required to be stamped and which are in the possession of any member of the Group or by virtue of which any member of the Group has any right have been duly stamped.

29.   Value added tax

(A) The Company is registered for the purposes of VATA 1994 and has made, given, obtained and kept full, complete, correct and up-to-date records, invoices and other documents appropriate or required for those purposes and is not in arrears with any payments or returns due and has not been required by the Commissioners of Customs & Excise to give security under paragraph 4 of Schedule 11 VATA 1994.

(B) The Company has never been treated as a member of a group under section 43 VATA 1994 and no application has ever been made for the Company so to be treated.

(C) The Company has not, since the date of its registration for the purposes of VATA 1994, been in default in respect of any prescribed Accounting Period, as mentioned in section 59(1) VATA 1994.

(D) Full details of any outstanding claim for bad debt relief under section 36 VATA 1994 or under section 11 Finance Act 1990 made by the Company has been disclosed in writing to the Purchaser.

30.   Tax events since the Accounts Date

      Since the Accounts Date:-

      (i) no member of the Group has declared, made or paid any distribution within the meaning of ICTA 1988;

      (ii)  no accounting period of any member of the Group has ended;

      (iii) no member of the Group has been a party to any transaction for which any tax clearance provided for by statute has been or could have been obtained from any Revenue Authority;

      (iv) no member of the Group has paid or become liable to pay any interest or penalty in connection with any Tax, has otherwise paid any Tax after its due date for payment or owes any Tax the due date for payment of which has passed or will arise in the 30 days after the date of this Agreement.

31.   Duties etc.

      All value added tax, import duty and other taxes or charges payable upon the importation of goods and all excise duties payable to H.M. Customs & Excise payable in respect of any assets (including trading stock) imported, owned or used by any member of the Group have been paid in full.

32.   Replacement of business assets

      Full particulars of each claim under section 115 or 116 CGTA 1979 or under sections 152 or 153 of the TCGA 1992 made prior to the date of this Agreement to which section 117 CGTA 1979 or section 154 TCGA 1992 applies and which affects any asset which was owned by any member of the Group on or after the Accounts Date (except where the held over gain is treated as having accrued prior to the Accounts Date) have been disclosed in the Disclosure Letter.

33.   Distributions

      Since the date of incorporation of the relevant member of the Group, no member of the Group has made any repayment of share capital to which section 210(1) ICTA 1988 applies or issued any share capital or other security as paid up otherwise than by the receipt of new consideration within the meaning of Part VI ICTA 1988.

34.   Deductions and withholdings

      Each member of the Group has made all deductions in respect, or on account, of any tax from any payments made by it, which it is, obliged or entitled to make and has accounted in full to the appropriate Tax Authority for all amounts so deducted.

35.   Residence

      The country which is given in Schedule 6 or Schedule 7 as the tax residence of each member of the Group is the only country whose Tax Authorities seek to charge Tax on the world-wide profits or gains of that member of the Group and no member of the Group has ever paid Tax on income profits or gains to any Tax Authority in any other country except that mentioned in Schedule 6 or Schedule 7 in respect of it.

36.   Group arrangements

      There are no circumstances by virtue of which section 410 or 413 of ICTA 1988 would prevent each member of the Group resident in the United Kingdom being treated as a member of the same group of companies as each other such member so resident within Chapter IV Part X of ICTA 1988 for any accounting period commencing on or before the date of this Agreement.

37.   Exit Charges

      No liability to Tax will arise to any member of the Group under section 179 of TCGA 1992 in consequence of the sale and purchase of the Shares pursuant to this Agreement.

38.   Roll-over and Hold-over Relief

      No roll-over or hold-over claim or election has been made in respect of the disposal of the site at Cheshunt (full particulars of such disposal being set out in the Disclosure Letter).

                                   SCHEDULE 4
                           (Limitations on liability)

Part 1

1.    Limitation on quantum and general

(A) Subject as provided below, the total aggregate liability of the Obligors under the Warranties, the Indemnities and the Tax Covenant (other than any claim under the Warranties set out in paragraphs 1 and 2 of Schedule 3) shall not in any event exceed:

      (i) up to the first anniversary of the Completion Date, an amount equal to 9.85 per cent. of the Provisional Consideration plus in the case of a Manager an amount equal to that Manager's Liability Cap Addition; and

      (ii) after the first anniversary of the Completion Date, an amount equal to 3.4 per cent of the Provisional Consideration,

      provided that the individual liability of any one Obligor under the Warranties, the Indemnities and the Tax Covenant (other than any claim under the Warranties set out in paragraphs 1 and 2 of Schedule 3) in respect of each claim shall be pro rata to its or his percentage of the Provisional Consideration and shall not in any event exceed:

      (i) up to the first anniversary of the Completion Date, an amount equal to 9.85 per cent. of the Provisional Consideration attributable to that particular Obligor plus in the case of a Manager an amount equal to that Manager's Liability Cap Addition; and

      (ii) after the first anniversary of the Completion Date, an amount equal to 3.4 per cent. of the Provisional Consideration attributable to that particular Obligor.

      In this paragraph the expression "Liability Cap Addition" means:

      (i)   in the case of Martin Malone, (pound)366,000 (58 per cent.);

      (ii)  in the case of Martin Glanfield (pound)196,000 (31 per cent.); and

      (iii) in the case of John Calvert (pound)68,000 (11 per cent.).

      In the event that the total aggregate liability of the Obligors under the Warranties, the Indemnities and the Tax Covenant (other than any claim under the Warranties set out in paragraphs 1 and 2 of Schedule 3) exceeds
      9.85 per cent. of the Provisional Consideration in respect of the period up to the first anniversary of the Completion Date, and the Managers are additionally liable up to the Managers'

      Liability Cap Addition, then the liability of each Manager in respect of that additional liability shall not exceed his pro rata percentage of the Managers' Liability Cap Addition.

(B) The Purchaser shall not be entitled in any event to damages or other payment in respect of any claim or claims under the Warranties, the Tax Covenant or the Indemnities unless and until the amount of all claims made in respect of the Warranties, the Tax Covenant or the Indemnities or any of them exceeds GBP 30,000 but, once the amount of all such claims has exceeded such sum, the Obligors' liability shall arise in respect of the full amount of all such claims and not merely in respect of the excess over such sum.

(C) Each provision of this Schedule shall be read and construed without prejudice to each of the other provisions of this Schedule.

 (D) As regards the Tax Covenant the provisions of this Schedule shall operate to limit the liability of the Obligors only in so far as any provision in this Schedule is expressed to be applicable to the Tax Covenant.

2.    Time limits for bringing claims

(A) No claim shall be brought against the Obligors or any of them in respect of any of the Warranties, the Tax covenant or the Indemnities unless the Purchaser shall have given written notice to the Obligors of such claim specifying (in reasonable detail) the matter which gives rise to the claim and the nature of the claim:-

      (i) subject to sub-paragraphs (ii), (iii) and (iv), on or before the date falling 12 months after the Completion Date;

      (ii) on or before the second anniversary of the Completion Date in respect of claims relating to Environmental Matters;

      (iii) on or before the sixth anniversary of the Completion Date in respect of any claims under the Tax Warranties or the Tax Covenant;

      (iv) at any time after Completion in respect of any claim under the Warranties set out in paragraphs 1 and 2 of Schedule 3.

(B) the liability of the Obligors in respect of any claim shall absolutely determine (if such claim has not been previously satisfied, settled or withdrawn) if legal proceedings in respect of such claim shall not have been commenced within 12 months of the service of such notice and for this purpose proceedings shall not be deemed to have been commenced unless they shall have been properly issued and validly served upon the Obligors or any of them as relevant.

3.    Conduct of litigation

Upon the Purchaser becoming aware that any claim, action or demand against it or any other matter is reasonably likely to give rise to any claim in respect of any of the Warranties (except a Tax Warranty), the Purchaser shall:-

(A) as soon as reasonably practicable notify the Investor Parties in writing as soon as it appears to the Purchaser that any assessment or claim of a third party received by or coming to the notice of the Purchaser or any member of the Purchaser's Group may result in a claim under the Warranties;

(B) save where the Purchaser reasonably believes that to do so would be reasonably likely to be materially detrimental to the business or affairs of any member of the Purchaser's Group or where there is a conflict of interest between the Obligors and any member of the Purchaser's Group (in which event the Purchaser shall explain the reasons to the Investor Parties), and subject to the Obligors indemnifying and securing the Purchaser and each member of the Purchaser's Group to their reasonable satisfaction against any liability, costs, damages or expenses which may be incurred thereby (but without prejudice to any rights which the Purchaser may have against the Obligors in respect of any such claim and without constituting a waiver of such rights):-

      (i) give such information and reasonable access to personnel, premises, documents and records within the power, possession or control of the Purchaser, not subject to legal professional privilege, to Obligors and their professional advisers as it may reasonably request (subject to confidentiality undertakings reasonably acceptable to the Purchaser being given by the Obligors and take such reasonable action and give such reasonable information and assistance as the Obligors may reasonably request in order to avoid, dispute, resist, mitigate, settle, compromise, defend or appeal any claim in respect thereof or adjudication with respect thereto; and

      (ii) if the Investor Parties so request, allow the Investor Parties to take the sole conduct of such actions as the Investor Parties may deem appropriate in connection with any such assessment or claim in the name of the Purchaser or any relevant company and in that connection the Purchaser shall give or cause to be given to the Investor Parties all such assistance as the Investor Parties may reasonably require in avoiding, disputing, resisting, settling, compromising, defending or appealing any such claim and shall instruct such solicitors or other professional advisers as the Investor Parties may nominate to act on behalf of the Purchaser or any relevant company, as appropriate, provided that the Purchaser shall not be required to commence any legal proceedings where either:-

            (a) the Purchaser has validly assigned all of its rights in relation to the relevant claim to the Investor Parties in a manner which entitles the latter to the same benefits in respect of such rights as the Purchaser had; or

            (b) where sub-paragraph (B)(ii)(a) does not apply the Investor Parties have not notified the relevant party against whom such proceedings are brought that such proceedings are being brought at their instruction; and

(C) save where the Purchaser reasonably believes that failure to do so would be reasonably likely to be materially detrimental to the business or affairs of any member of the Purchaser's Group or where there is a conflict of interest between the Investor Parties and any member of the Purchaser's Group or where it is required to do so by law, make no admission of liability, agreement or compromise with any third party in relation to any such claim or adjudication without prior consultation with the Investor Parties.

(D) Any failure by the Purchaser to comply or procure compliance with the provisions of this paragraph 3 due to events beyond its control shall not prevent any claim by the Purchaser or extinguish any liability of the Investor Parties in respect of the matter in question.

4.    No liability if loss is otherwise compensated for

      No liability shall attach to the Obligors by reason of any breach of any of the Warranties or the Tax Covenant to the extent that the same loss has been recovered by the Purchaser by a claim under any other Warranty or under the Tax Covenant.

5.    Disclosure

      The Purchaser shall not be entitled to claim that any fact, matter or circumstance causes any of the Warranties to be breached if fairly disclosed in the Disclosure Letter.

6.    Claim to be reduction of Adjusted EnterpriseValue

      Any payment made by any of the Obligors or any other person in respect of any claim under the Warranties shall be deemed to be a reduction of the Adjusted Enterprise Value.

7.    Fraud

      None of the limitations contained in this Schedule 4 shall apply to any claim by the Purchaser pursuant to this Agreement which (or the delay in discovery of which) is the consequence of fraud or dishonest concealment by any of the Investor Parties or any of their respective offices or employees or agents or advisers.

8.    Insurance

      If, in respect of any matter which would give rise to a claim under the Warranties (other than a Tax Warranty) the Purchaser and/or any member of the Group is entitled to claim indemnity against any loss or damage suffered by it arising out of the subject matter thereof under the terms of any insurance policy for the time being in force, the Purchaser shall at the request of the Investor Parties, subject to the Investor Parties indemnifying and securing the Purchaser and/or any member(s) of the Group to the Purchaser's reasonable satisfaction against any liability, costs, damages or expenses (including, without limitation, increased premiums) which may be incurred, procure that all such steps are taken to enforce recovery and, if any sum is so recovered, then either:-

      (i) the amount payable by the Investor Parties in respect of such claim shall be reduced by an amount equal to the sum recovered less all reasonable costs, charges and expenses incurred by the Purchaser and/or any member(s) of the Group in recovering that sum under the terms of the insurance policy; or

      (ii) (if any amount shall already have been paid by the Investor Parties in respect of such claim) there shall be repaid to the Investor Parties an amount equal to the amount recovered or (if less) the amount of such payment less all reasonable costs, charges and expenses incurred by the Purchaser and/or the relevant member of the Group in recovering that sum from such other person,

      PROVIDED THAT

      (i) nothing in this sub-paragraph shall oblige the Purchaser and/or any member of the Group to take such steps prior to making a claim or recovering from the Investor Parties under the Warranties; and

      (ii) to the extent that any such amount recovered from insurers does not cover the entire loss, the Purchaser shall be entitled to recover the shortfall from the Obligors up to the full extent of their liability under this Agreement.

9.    Company Taxation Liability Reduced

In calculating the liability of the Obligors for any breach of the Warranties, there shall be taken into account the amount by which any Taxation for which the Company or any of the Subsidiaries is now or in the future accountable or liable to be assessed is reduced or extinguished as a result of the matter giving rise to such liability.

10.   Tax Warranties

Clause 3 (Limits on Clause 2) of the Tax Covenant shall apply to any claims made in respect of the Tax Warranties. The provisions of Clause 6 (Claims Procedure) shall apply in respect of any claim, action or demand in relation to the Tax Warranties as if any such claim, action or demand were a Claim (as defined in the Tax Covenant).

11.   Provisions

The Purchaser shall not be entitled to make any claim under the Warranties in respect of any matter in respect of which a full and specific provision has been made in the Accounts or the Management Accounts.

                                   SCHEDULE 5
        (Ownership of the Shares and Entitlement to Consideration Shares)

                               [DETAIL OMITTED]

                                     Part B

Details of above Shares registered in the names of persons other than Sellers.

Each Seller is the registered holder of the Shares set opposite his name above, with the exception of the following Shares which are held by the registered holders whose names are set opposite them as nominee for the Seller whose name is set opposite them:

Number and class of
Shares not registered in                               Name of Seller who is
name of beneficial owner      Name of nominee holder   beneficial owner
------------------------      ----------------------   ----------------
177,407 A Ordinary Shares     NatWest Ventures         The European Private
                              Nominees Limited         Equity Fund

85,367 A Ordinary Shares      NatWest Ventures         The European Private
                              Nominees Limited         Equity Fund B

18,460 A Ordinary Shares      NatWest Ventures         The European Private
                              Nominees Limited         Equity Fund C

189,540 A Ordinary Shares     NatWest Ventures         The European Private
                              Nominees Limited         Equity Fund D

203,580 A Ordinary Shares     NatWest Ventures         NatWest Equity
                              Nominees Limited         Partners No. 5 Fund

94,553 A Ordinary Shares      NatWest Ventures         NatWest Equity
                              Nominees Limited         Partners No. 4 Fund

94,553 A Ordinary Shares      NatWest Ventures         The NatWest Equity
                              Nominees Limited         Partners Partnership

3,207 A Ordinary Shares       NatWest Ventures         NatWest Equity
                              Nominees Limited         Partners Co-investment
                                                       Plan Limited

                                   SCHEDULE 6
                                  (The Company)

MCM Electronics Limited

1.     Registered number              :     03731403

2.     Date of incorporation          :     11th March, 1999

3.     Place of incorporation         :     United Kingdom

4.     Address of registered office   :     Green Lane Business Park,
                                            Green Lane,
                                            Tewkesbury,
                                            Gloucestershire, GL20 8DN.

5.     Authorised share capital        :    (pound)13,745.71 divided into
                                            907,904 A ordinary shares of one
                                            penny each, 93,334 B ordinary shares
                                            of one penny each and 373,333
                                            ordinary shares of one penny each.

6.     Issued share capital           :     (pound)13,334.34 divided into
                                            866,667 A ordinary shares of one
                                            penny each, 93,334 B ordinary
                                            shares of one penny each and
                                            373,333 ordinary shares of one
                                            penny each.

7.     Directors:

       Full name           Usual residential address      Nationality
       ---------           -------------------------      -----------

       Martin Henry        The Old Market House,          British
       George Malone       Station Road,
                           Beckford,
                           Tewkesbury,
                           GL20 7AN

       Martin James        Weston House,                  British
       Glanfield           Welford on Avon,
                           Warwickshire,
                           CV37 8EH

       John Andrew Calvert Braeburn House                 British
                           2 Nine Squares
                           Eckington
                           Near Pershore
                           Worcestershire

                           WR10 3PZ

       Kevin Paul Reynolds 19 York Street                 British
                           Harborne
                           Birmingham
                           B17 OHG

8.     Secretary:

       Full name           Usual residential address
       ---------           -------------------------

       Martin James        Weston House,                  British
       Glanfield           Welford on Avon,
                           Warwickshire,
                           CV37 8EH

9.     Accounting reference date   :   31st March

10.    Auditors                    :   KPMG Audit Plc
                                       2 Cornwall Street
                                       Birmingham
                                       B3 2DL

11.    Tax residence               :   United Kingdom

                                   SCHEDULE 7
                               (The Subsidiaries)

A:     Zlin Electronics Limited

1.     Registered number                :   1338479

2.     Date of incorporation            :   14th November, 1977

3.     Place of incorporation           :   England

4.     Address of registered office     :   Green Lane Business Park,
                                            Green Lane,
                                            Tewkesbury,
                                            Gloucestershire GL20 8DN.

5.     Authorised share capital         :   (pound)11,667 divided into 11,667
                                            ordinary shares of (pound)1 each.

6.     Issued share capital             :   11,149 ordinary shares of (pound)1
                                            each.

7.     Directors:

       Full name              Usual residential address    Nationality
       ---------              -------------------------    -----------

       Martin Henry George    The Old Market House,        British
       Malone                 Station Road,
                              Beckford,
                              Tewkesbury,
                              GL20 7AN

       Martin James           Weston House,                British
       Glanfield              Welford on Avon,
                              Warwickshire,
                              CV37 8EH

8.     Secretary:

       Full name              Usual residential address
       ---------              -------------------------

       Paul Anthony Fowler    9 St Peter's Close
                              Malvern
                              Worcestershire
                              WR14 4JS

9.     Accounting reference date        :    31st March

10.    Auditors                         :    KPMG Audit Plc,
                                             2 Cornwall Street,
                                             Birmingham,
                                             B3 2DL

11.    Tax residence                    :    United Kingdom

B:     Classical Circuits Limited

1.     Registered number                :   1034995

2.     Date of incorporation            :   16th December, 1971

3.     Place of incorporation           :   England

4.     Address of registered office     :   Green Lane Business Park
                                            Green Lane
                                            Tewkesbury
                                            Gloucestershire GL20 8DN

5.     Authorised share capital         :   (pound)250,000 divided into 250,000
                                            ordinary shares of (pound)1 each

6.     Issued share capital             :   250,000 ordinary shares of (pound)1
                                            each

7.     Directors:

       Full name              Usual residential address    Nationality
       ---------              -------------------------    -----------

       Martin James           Weston House                 British
       Glanfield              Welford on Avon
                              Warwickshire CV37 8EH

       Gordon Holden          39 Pangdean Close            British
                              Burgess Hill
                              West Sussex RH15 9US

       Martin Henry George    The Old Market House         British
       Malone                 Station Road
                              Beckford
                              Tewkesbury
                              Gloucestershire GL20 7AN

       Thomas Robert Fearns   9 Ailesbury Road             British
       Johnston               Ampthill
                              Bedford
                              Bedfordshire MK45 2XB

8.     Secretary:

       Full name              Usual residential address
       ---------              -------------------------

       Paul Anthony Fowler    9 St Peter's Close
                              Malvern
                              Worcestershire
                              WR14 4JS

9.     Accounting Reference Date        :    31st March

10.    Auditors                         :    KPMG Audit Plc,
                                             2 Cornwall Street,
                                             Birmingham,
                                             B3 2DL

11.    Tax residence                    :    United Kingdom

C:     Zlin International Limited

1.     Registered number                :   03328896

2.     Date of incorporation            :   6th March, 1997

3.     Place of incorporation           :   England

4.     Address of registered office     :   Green Lane Business Park
                                            Green Lane
                                            Tewkesbury
                                            Gloucestershire GL20 8DN

5.     Authorised share capital         :   (pound)2 divided into 2 ordinary
                                            shares of (pound)1 each

6.     Issued share capital             :   2 ordinary shares of (pound)1 each.

7.     Directors:

       Full name              Usual residential address    Nationality
       ---------              -------------------------    -----------

       Martin Henry George    The Old Market House,        British
       Malone                 Station Road,
                              Beckford,
                              Tewkesbury,
                              GL20 7AN

       Martin James           Weston House,                British
       Glanfield              Welford on Avon,
                              Warwickshire,
                              CV37 8EH

       John Andrew Calvert    2 Nine Squares, Eckington,   British
                              Pershore, Worcestershire,
                              WR10 3PZ

8.     Secretary:

       Full name              9 St Peter's Close
                              Malvern
                              Worcestershire
       Paul Anthony Fowler    WR14 4JS

9.     Accounting Reference Date        :      31st March

10.    Auditors                         :    KPMG Audit Plc,
                                             2 Cornwall Street,
                                             Birmingham,
                                             B3 2DL

11.    Tax residence                    :    United Kingdom

D:     Calne Electronics Limited

1.     Registered number                :  01336602

2.     Date of incorporation            :  31st October, 1977

3.     Place of incorporation           :  England

4.     Address of registered office     :  Green Lane Business Park
                                           Green Lane
                                           Tewkesbury
                                           Gloucestershire GL20 8DN

5.     Authorised share capital         :  (pound)300,000 divided into 300,000
                                           ordinary shares of(pound)1 each


                                        :  (pound)10,000 divided into 10,000
                                           employees non-voting shares of
                                           (pound)1 each

6.     Issued share capital             :  40,000 ordinary shares of(pound)1
                                           each

7.     Directors and
       Officers:

       Full name              Usual address                Nationality
       ---------              -------------                -----------

       Martin James           Weston House, Milcote Road   British
       Glanfield              Welford on Avon,
                              Warwickshire, CV37 8EH

       Martin Henry George    The Old Market House,        British
       Malone                 Station Road, Beckford,
                              Tewkesbury, GLOS, GL20 7AN

       Ronald John Bartlett   Little Elms Folly Lane,      British
                              Lacock, Chippenham,
                              Wiltshire, SN15 2LL

       Derek Alan Brunsden    18 Stockey Lane, Calne,      British
                              Wiltshire, SN11 OLA

       Marian Dorothy Jackes  Hazledene, 110 Norley        British
                              Lane, Studley, Calne,
                              Wiltshire, SN11 9LS

       Roger Claude Sumner    2 Patterdown, Chippenham,    British
                              Wiltshire, SN15 2NP

       Leslie Robert          The Glen,                    British
       Buckland               Roundway,
                              Near Devizes,
                              Wiltshire, SN10 2HZ

8.     Secretary:

       Full name

       Paul Anthony Fowler    9 St Peter's Close
                              Malvern
                              Worcestershire
                              WR14 4JS

9.     Accounting Reference Date        :    31st March

10.    Auditors                         :    KPMG Audit Plc,
                                             2 Cornwall Street,
                                             Birmingham,
                                             B3 2DL

11.    Tax residence                    :    United Kingdom

E:     Symonds Precision Limited

1.     Registered number                :  02900127

2.     Date of incorporation            :  18th February, 1994

3.     Place of incorporation           :  England

4.     Address of registered office     :  Green Lane Business Park
                                           Green Lane
                                           Tewkesbury
                                           Gloucestershire GL20 8DN

5.     Authorised share capital         :  (pound)2,300,002 divided into
                                           2,300,002 ordinary shares of (pound)1
                                           each

6.     Issued share capital             :  2,300,002 ordinary shares of (pound)1
                                           each

7.     Directors:

       Full name              Usual residential address    Nationality
       ---------              -------------------------    -----------

       Martin Henry George    The Old Market House,        British
       Malone                 Station Road,
                              Beckford,
                              Tewkesbury,
                              GL20 7AN

       Martin James           Weston House,                British
       Glanfield              Welford on Avon,
                              Warwickshire,
                              CV37 8EH

8.     Secretary:

       Full name

       Paul Anthony Fowler    9 St Peter's Close
                                  Malvern
                              Worcestershire
                                 WR14 4JS

9.     Accounting Reference Date        :    31st March

10.    Auditors                         :    KPMG Audit Plc,
                                             2 Cornwall Street,
                                             Birmingham,
                                             B3 2DL

11.    Tax residence                    :    United Kingdom

F:     Symonds Limited

1.     Registered number               :  445250

2.     Date of incorporation           :  17th November, 1947

3.     Place of incorporation          :  England

4.     Address of registered office    :  Green Lane Business Park
                                          Green Lane
                                          Tewkesbury
                                          Gloucestershire GL20 8DN

5.     Authorised share capital        :  (pound)4,000,000 divided into
                                          80,000,000 shares of (pound)0.05 each.

6.     Issued share capital            :  69,746,208 ordinary shares of
                                          (pound)0.05 each.

7.     Directors:

       Full name              Usual residential address    Nationality
       ---------              -------------------------    -----------

       Martin Henry George    The Old Market House,        British
       Malone                 Station Road,
                              Beckford,
                              Tewkesbury,
                              GL20 7AN

       Martin James           Weston House,                British
       Glanfield              Welford on Avon,
                              Warwickshire,
                              CV37 8EH

       John Andrew Calvert    2 Nine Squares,              British
                              Eckington,
                              Pershore,
                              Worcestershire,
                              WR10 3P7.

8.     Secretary:

       Full name

       Paul Anthony Fowler    9 St Peter's Close
                              Malvern
                              Worcestershire
                              WR14 4JS

9.     Accounting Reference Date        :    31st March

10.    Auditors                         :    KPMG Audit Plc,
                                             2 Cornwall Street,
                                             Birmingham,
                                             B3 2DL

11.    Tax residence                    :    United Kingdom

G:     Pretan Engineering Limited

1.     Registered number               :  02407995

2.     Date of incorporation           :  25th July, 1989

3.     Place of incorporation          :  England

4.     Address of registered office    :  Green Lane Business Park
                                          Green Lane
                                          Tewkesbury
                                          Gloucestershire GL20 8DN

5.     Authorised share capital        :  (pound)10,000 divided into 10,000
                                          Ordinary Shares of (pound)1 each.

6.     Issued share capital            :  300 Ordinary Shares of(pound)1 each.

7.     Directors:

       Full name              Usual address                Nationality
       ---------              -------------                -----------

       Martin James           Weston House, Milcote Road   British
       Glanfield              Welford on Avon,
                              Warwickshire, CV37 8EH

       Leslie Robert          The Glen,                    British
       Buckland               Roundway,
                              Near Devizes,
                              Wiltshire, SN10 2HZ

       Brian Ritchie          2 The Folly, Derry Hill,     British
                              Calne, Wiltshire,
                              SN11 9QW

       Martin Henry George    The Old Market House,        British
       Malone                 Station Road, Beckford,
                              Tewkesbury, GLOS,
                              GL20 7AN

8.     Secretary:

       Full name

       Paul Anthony Fowler    9 St Peter's Close
                              Malvern
                              Worcestershire
                              WR14 4JS

9.     Accounting Reference Date        :    31st March

10.    Auditors                         :    KPMG Audit Plc,
                                             2 Cornwall Street,
                                             Birmingham,
                                             B3 2DL

11.    Tax residence                    :    United Kingdom

H:     Integrated Designs & Systems Limited

1.     Registered number               :   02624416

2.     Date of incorporation           :   27th June, 1991

3.     Place of incorporation          :   England

4.     Address of registered office    :   Green Lane Business Park
                                           Green Lane
                                           Tewkesbury
                                           Gloucestershire GL20 8DN

5.     Authorised share capital        :   (pound)1,000 divided into 1,000
                                           ordinary shares of (pound)1 each

6.     Issued share capital            :   1,000 ordinary shares of (pound)1
                                           each

7.     Directors:

       Full name              Usual address                Nationality
       ---------              -------------                -----------

       Martin James           Weston House, Milcote Road   British
       Glanfield              Welford on Avon,
                              Warwickshire, CV37 8EH

       Martin Henry George    The Old Market House,        British
       Malone                 Station Road, Beckford,
                              Tewkesbury, GLOS,
                              GL20 7AN

       Derek Alan Brunsden    18 Stockey Lane, Calne,      British
                              Wiltshire, SN11 OLA

       Leslie Robert          The Glen,                    British
       Buckland               Roundway,
                              Near Devizes,
                              Wiltshire, SN10 2HZ

8.     Secretary:

       Full name

       Paul Anthony Fowler    9 St Peter's Close
                              Malvern
                              Worcestershire
                              WR14 4JS

9.     Accounting Reference Date        :    31st March

10.    Auditors                         :    KPMG Audit Plc,
                                             2 Cornwall Street,
                                             Birmingham,
                                             B3 2DL

11.    Tax residence                    :    United Kingdom

I:     Osborne Electronics Limited

1.     Registered number               :   02725420

2.     Date of incorporation           :   24th June, 1992

3.     Place of incorporation          :   England

4.     Address of registered office    :   Green Lane Business Park,
                                           Green Lane,
                                           Tewkesbury,
                                           Gloucestershire GL20 8DN.

5.     Authorised share capital        :   (pound)10,000 divided into 10,000
                                           ordinary shares of (pound)1 each.

6.     Issued share capital            :   10,000 ordinary shares of (pound)1
                                           each.

7.     Directors:

       Full name              Usual residential address    Nationality
       ---------              -------------------------    -----------

       Martin Henry George    The Old Market House,        British
       Malone                 Station Road,
                              Beckford,
                              Tewkesbury,
                              GL20 7AN

       Martin James           Weston House,                British
       Glanfield              Welford on Avon,
                              Warwickshire,
                              CV37 8EH

8.     Secretary:

       Full name              Usual residential address
       ---------              -------------------------

       Paul Anthony Fowler    9 St Peter's Close
                              Malvern
                              Worcestershire
                              WR14 4JS

9.     Accounting reference date        :    31st March

10.    Auditors                         :    KPMG Audit Plc,
                                             2 Cornwall Street,
                                             Birmingham,
                                             B3 2DL

11.    Tax residence                    :    United Kingdom

J:     Osborne Group Holdings Limited

1.     Registered number               :  3232495

2.     Date of incorporation           :  1st August, 1996

3.     Place of incorporation          :  England

4.     Address of registered office    :  Green Lane Business Park,
                                          Green Lane,
                                          Tewkesbury,
                                          Gloucestershire GL20 8DN.

5.     Authorised share capital        :  (pound)50,000 divided into 50,000
                                          ordinary shares of (pound)1 each.

6.     Issued share capital            :  10,000 ordinary shares of (pound)1
                                          each.

7.     Directors:
       Full name              Usual residential address    Nationality
       ---------              -------------------------    -----------

       Martin Henry George    The Old Market House,        British
       Malone                 Station Road,
                              Beckford,
                              Tewkesbury,
                              GL20 7AN

       Martin James           Weston House,                British
       Glanfield              Welford on Avon,
                              Warwickshire,
                              CV37 8EH

8.     Secretary:

       Full name              Usual residential address
       ---------              -------------------------

       Paul Anthony Fowler    9 St Peter's Close
                              Malvern
                              Worcestershire
                              WR14 4JS

9.     Accounting reference date        :    31st March

10.    Auditors                         :    KPMG Audit Plc,
                                             2 Cornwall Street,
                                             Birmingham,
                                             B3 2DL

11.    Tax residence                    :    United Kingdom

K:     Osborne SMT Limited

1.     Registered number               :   02719521

2.     Date of incorporation           :   2nd June, 1992

3.     Place of incorporation          :   England

4.     Address of registered office    :   Green Lane Business Park,
                                           Green Lane,
                                           Tewkesbury,
                                           Gloucestershire GL20 8DN.

5.     Authorised share capital        :   (pound)1,000 divided into 1,000
                                           ordinary shares of (pound)1 each.

6.     Issued share capital            :   999 ordinary shares of (pound)1 each.

7.     Directors:

       Full name               Usual residential address   Nationality
       ---------               -------------------------   -----------

       Martin Henry George     The Old Market House,       British
       Malone                  Station Road,
                               Beckford,
                               Tewkesbury,
                               GL20 7AN

       Martin James Glanfield  Weston House,               British
                               Welford on Avon,
                               Warwickshire,
                               CV37 8EH

8.     Secretary:

       Full name               Usual residential address
       ---------               -------------------------

       Paul Anthony Fowler     9 St Peter's Close
                               Malvern
                               Worcestershire
                               WR14 4JS

9.     Accounting reference date         :    31st March

10.    Auditors                          :    KPMG Audit Plc,
                                              2 Cornwall Street,
                                              Birmingham,
                                              B3 2DL

11.    Tax residence                     :    United Kingdom

L:     HBH Group Limited

1.     Registered number               :   02533264

2.     Date of incorporation           :   21st August, 1990

3.     Place of incorporation          :   England

4.     Address of registered office    :   Green Lane Business Park,
                                           Green Lane,
                                           Tewkesbury,
                                           Gloucestershire GL20 8DN.

5.     Authorised share capital        :   (pound)900,000 divided into 900,000
                                           ordinary shares of (pound)1 each.

                                           (pound)100,000 divided into 100,000
                                           12% cumulative redeemable
                                           preference shares of (pound)1 each.

6.     Issued share capital            :   300,000 ordinary shares of (pound)1
                                           each.

                                           60,000 preference shares of (pound)1
                                           each.

7.     Directors:

       Full name               Usual residential address   Nationality
       ---------               -------------------------   -----------

       Martin Henry George     The Old Market House,       British
       Malone                  Station Road,
                               Beckford,
                               Tewkesbury,
                               GL20 7AN

       Martin James Glanfield  Weston House,               British
                               Welford on Avon,
                               Warwickshire,
                               CV37 8EH

8.     Secretary:

       Full name               Usual residential address
       ---------               -------------------------

       Paul Anthony Fowler     9 St Peter's Close
                               Malvern
                               Worcestershire
                               WR14 4JS

9.     Accounting reference date         :    31st March

10.    Auditors                          :    KPMG Audit Plc,
                                              2 Cornwall Street,
                                              Birmingham,
                                              B3 2DL

11.    Tax residence                     :    United Kingdom

M:     Symonds Electronics Limited

1.     Registered number               :   03125367

2.     Date of incorporation           :   13 November, 1995

3.     Place of incorporation          :   England

4.     Address of registered office    :   Green Lane Business Park,
                                           Green Lane,
                                           Tewkesbury,
                                           Gloucestershire GL20 8DN.

5.     Authorised share capital        :   (pound)1,000 divided into 1,000
                                           ordinary shares of (pound)1 each.

6.     Issued share capital            :   2 ordinary shares of (pound)1 each

7.     Directors:

       Full name              Usual residential address    Nationality
       ---------              -------------------------    -----------

       Martin Henry George    The Old Market House,        British
       Malone                 Station Road,
                              Beckford,
                              Tewkesbury,
                              GL20 7AN

       Martin James           Weston House,                British
       Glanfield              Welford on Avon,
                              Warwickshire,
                              CV37 8EH

8.     Secretary:

       Full name              Usual residential address
       ---------              -------------------------

       Paul Anthony Fowler    9 St Peter's Close
                              Malvern
                              Worcestershire
                              WR14 4JS

9.     Accounting reference date        :    31st March

10.    Auditors                         :    KPMG Audit Plc,
                                             2 Cornwall Street,
                                             Birmingham,
                                             B3 2DL

11.    Tax residence                    :    United Kingdom

                                   SCHEDULE 8
  (Agreed Calculation of the Provisional Consideration as at 31st March, 2000)

(A)   Calculation of Provisional Consideration

(B) The Investor Loans are (in GBP):


                               [DETAIL OMITTED]


----------------------------------------------=================================
TOTAL                                         14,868,000

                                              =================================

(C) The Assumed Liabilities are (in GBP):

-------------------------------------------------------------------------------
The outstanding BOS loans                      (18,500,000) ((pound))

-------------------------------------------------------------------------------
The Estimated Net Cash                         4,150,000

-------------------------------------------------------------------------------
The Calne loan notes                           (573,000)

-------------------------------------------------------------------------------
An agreed figure for finance leases            (300,000)

-------------------------------------------------------------------------------
TOTAL                                          15,223,000

                                               ================================

                                   SCHEDULE 9
                                   (Property)

                                     Part A

                               Relevant Properties

Freehold Properties with registered titles

Registered proprietor (owner)       Title number           Nature of title         Short description           Use

Zlin Electronics Ltd                GR117211               Absolute                Land on the east side of    Vacant - bare land
                                                                                   Alexandra Way, Ashchurch
                                                                                   Rd, Tewkesbury, Gloucs.

Leasehold Properties with registered titles

Registered          Title number Nature and      Parties           Term         Current rental     Short description  Use
proprietor (owner)               Date of title
                                 lease
Zlin Electronics    GR164514     11 April 1994   N P I Trustee     25 years     (pound)126,000     Unit 17,           Classes B1(c),
Ltd                                              Services Limited  expires 24   p.a.               Alexandra Way,     B2, B8
                                                 & P V L Vlcek &   March 2019                      Ashchurch
                                                 F A Kozuibik (1)                                  Industrial
                                                 Zlin Electronics                                  Estate,
                                                 Ltd (2)                                           Tewkesbury,
                                                                                                   Gloucs.

Calne Electronics
Ltd                 WT177524     3 August 1998   RYU Limited (1)   25 years     (pound)205,000     32 Harris Rd,      Class B1(b)
                                                 Calne             expiring 2   p.a.               Porte Marsh        and/or (c)
                                                 Electronics Ltd   August 2023                     Industrial         and/or B2
                                                 (2) Symonds Plc                                   Estate, Calne,     and/or  B8 and
                                                 (3)                                               Wiltshire          in each case
                                                                                                                      with ancillary
                                                                                                                      offices

Symonds Limited     BD199250     9 April 1997    London Pensions   25 years     (pound)104,000     Premises at        Class B1
                                                 Fund Authority    expiring 8   p.a. from 9 April  Postley Road,      (Business)
                                                 (1) Finishing     April 2022   1999 to 8 April    Woburn Road
                                                 Services Limited               2000               Industrial
                                                 (2) Symonds Plc                                   Estate, Kempston,
                                                                                                   Bedfordshire

Leasehold Properties with unregistered titles

Present lessee (owner)   Date of lease   Parties                  Term        Current rental  Short description   Use

Classical Circuits Ltd   2 November 1994 Thorn High Street        Expires 27  (pound)127,500  214 Red Lion Road,  Class B1(c)
                                         Properties (1)           September   p.a. (Believed  Tolworth,
                                         Classical Circuits       2012        not finalised)  Surbiton, Surrey
                                         Limited (2) Ravenscroft
                                         Industrial Estates
                                         Limited (3) and Thorn
                                         EMI Business
                                         Electronics Limited (in
                                         liquidation (4)

Calne Electronics Ltd    18 June 1993    R G & J H Willis (1)     Extended    (pound)17,592   21-23 Harris Road,  Light
                                         Calne Electronics Ltd    until 24    p.a.            Porte Marsh         industrial and
                                         (2)                      December                    Industrial Estate,  B1
                                         L R & A Buckland (3)     2001                        Calne, Wiltshire
                                                                  A term of
Symonds Precision Ltd    6 November      British Aluminium        years from  (pound)84,538   Unit C, Belcon      B1, B2, B8
                         1997            Limited (1)              8           p.a.            Industrial Estate,
                                         Symonds Engineering      September                   Bingley Road,
                                         (Precision) Ltd (2)      1997                        Hoddesdon, Herts
                                                                  expiring 8                  (18,338 square
                                                                  November                    feet)
                                                                  2001

Symonds Precision Ltd    1 September     Standard Life            20 years    (pound)331,259  Axis 10, John Tate  B2, B8 (general
                         1997            Investment Fund Limited  from 24     p.a.            Road, Foxholes      industrial
                                         (1)                      June 1997                   Business Park,      purposes and
                                         Symonds Engineering      until 20                    Hertford            for storage, or
                                         (Precision) Ltd (2)      June 2017                                       as a
                                         Symonds Plc (3)                                                          distribution
                                                                                                                  centre
                                                                                                                  respectively)

Calne Electronics Ltd    24 January 1994 R G & J H Willis (1)     Extended    (pound)7,380    Unit 8, Harris      B1 light
                                         Calne Electronics Ltd    until 24    p.a.            Road, Porte Marsh   industrial
                                         (2)                      December                    Industrial Estate,  purposes which
                                                                  2001                        Calne, Wiltshire    can be carried
                                                                                                                  out within a
                                                                                                                  residential
                                                                                                                  area without
                                                                                                                  detriment to
                                                                                                                  the amenity of
                                                                                                                  the area

Calne Electronics Ltd    13 April 1995   R G & J H Willis (1)     Extended    (pound)7,830    Unit 9, Harris      B1 as above
                                         Calne Electronics Ltd    until 24    p.a.            Road, Porte Marsh
                                         (2)                      December                    Industrial Estate,
                                         Leslie Robert Buckland   2001                        Calne, Wiltshire
                                         and Anita Buckland (3)



Calne Electronics Ltd    24 November     R G & J H Willis (1)     Extended    (pound)11,262   Unit 10, Harris     B1 as above
                         1995            Calne Electronics Ltd    until 24    p.a.            Road, Porte Marsh
                                         (2)                      December                    Industrial Estate,
                                         L.R. and Buckland (3)    2001                        Calne, Wiltshire
Calne Electronics Ltd    19 November     MacDonald Hydratools     Current     (pound)6,000    Unit 2, Harris      Light
                         1998            Limited (1)              tenant in   p.a.            Road, Porte Marsh   industrial
                                         Calne Electronics Ltd    occupation                  Industrial Estate,  premises and/or
                                         (2)                      until 24                    Calne, Wiltshire    warehouse
                                         John Macdonald &         March                                           premises and
                                         Company (Pneumatic       2000.                                           for all
                                         Tools) Ltd (3)           Lease not                                       ancillary
                                                                  renewed.                                        purposes

Calne Electronics Ltd    22 October 1991 D J Webster Limited (1)  Tenant      (pound)5,670    Unit 5, Harris      Light
                                         Calne Electronics Ltd    holding     p.a. paid       Road, Porte Marsh   industrial
                                         (2)                      over        quarterly       Industrial Estate,  purposes
                                                                                              Calne, Wiltshire

Calne Electronics Ltd    1 February 1990 Peter Hewins (1)         Tenant      (pound)10,000   Unit 1, Harris      B1, B2, B8
                                         Calne Electronics Ltd    holding     p.a. paid       Road, Porte Marsh
                                         (2)                      over        quarterly       Industrial Estate,
                                         Leslie Robert Buckland                               Calne, Wiltshire
                                         (3)
                                                                  From 11
Symonds Limited          17 December     Chapter One Group        December    (pound)20,000   1st Floor, Phase 4  B1 other than
                         1998            Limited (1)              1998 to 30  p.a.            Building Racal      for any
                                         Symonds Plc (2)          September                   Site, Northway      industrial
                                                                  2002                        Industrial Estate,  purposes
                                                                                              Green Lane,
                                                                                              Tewkesbury, Gloucs.

Calne Electronics Ltd    14 July 1987    Peter Hewins (1)         11 years    (pound)3,000    Unit 4, Harris      Storage
                                         Calne Electronics Ltd    from 1      licence fee     Road, Porte Marsh
                                         (2)                      July 1987   (one off        Industrial Estate,
                                         Leslie Robert Buckland   which       payment)        Calne, Wiltshire
                                         (3)                      expired 30
                                                                  June 1998
                                                                  - by
                                                                  letter
                                                                  licence
                                                                  granted to
                                                                  23 June
                                                                  2000

                                     Part B

                                Letting documents

Relevant Property    Part let/letting    Date of letting   Nature of letting   Current landlord   Current rental    Current occupier
                     of whole            document          document and        and current        and next rent
                                                           parties             tenant             review

Land at Postley      Lease of whole      30 April, 1999    Underlease          Symonds Limited    (pound)104,000    Finishing
Road, Woburn                                               between Symonds     (1)                p.a. - 9 April,   Services Limited
Industrial Estate,                                         PLC (1)             Finishing          2004
Kempston,                                                  Finishing           Services Limited
Bedfordshire                                               Services Limited    (2)
                                                           (2)

                                   SCHEDULE 10
                 (Adjustments to the Provisional Consideration)

1.    Preparation of Adjustment Statement

(A) As soon as possible after the later of (i) the end of the Adjustment Period and (ii) the Completion Date, the Investor Parties shall procure that the Investor Parties' Auditors prepare and deliver to the Purchaser's Auditors (i) a statement of EBITDA for the Adjustment Period drawn up in accordance with the provisions of this Schedule 10 and (ii) the aggregate amount of the liabilities of the Group, set out in Schedule 8 as at 31st March, 2000 which has been calculated in accordance with Generally Accepted Accounting Principles in the UK except in the case of finance leases which shall be deemed to be GBP 3,000,000 (the "Final Net Debt Amount).

(B) "EBITDA" for the Adjustment Period means the profit of the Group for that period:

            (a) before taking into account all extraordinary items (whether positive or negative) but after taking into account all exceptional items (whether positive or negative) except for, specifically, the exceptional items relating to Invision Microsystems bad debt (GBP 378,000) and the expenses of Symonds Limited related to the Takeover (GBP 518,000) which shall not be deducted for the purposes of calculating EBITDA;

            (b)   before deducting corporation tax;

            (c) before taking into account interest accrued, whether or not paid, deferred or capitalised during the period;

            (d) after deducting any gain, and adding back any loss, relative to book value arising on the sale, lease or other disposal of any capital asset during that period and after deducting any gain, and adding back any loss, arising on revalution or any asset during that period, in each case to the extent that it would otherwise be taken into account;

            (e) before deducting amortisation of any goodwill and other intangibles; and

            (f)   before deducting depreciation,

      calculated in accordance with generally accepted accounting principles in the United Kingdom.

(C) The Purchaser shall procure that the Purchaser's Auditors shall as soon as possible review the Adjustment Statement and, within 15 Business Days of receipt, confirm to the Investor Parties' Auditors whether or not they agree with the Adjustment Statement, giving written details of any matters in dispute.

(D) If the Purchaser, or the Purchaser's Auditors on behalf of the Purchaser, confirm their agreement with the Adjustment Statement (either as presented to them or as modified in such manner as they and the Purchaser shall agree) the Adjustment Statement shall be final and binding on the parties to this Agreement.

(E) If the Purchaser's Auditors are unable to agree with part or all of the Adjustment Statement, and if such matter remains unresolved for a period of 5 Business Days after the end of the 15 Business Day period set out in paragraph (C) above, any matter in dispute shall be referred by either the Purchaser or the Investor Parties (acting collectively) to the Independent Auditors for determination. The Independent Auditors shall act as experts and not as arbitrators.

(F) The Independent Auditors shall be requested to make and communicate their decision to the Investor Parties and the Purchaser within 30 days of appointment and it shall be final and binding on the parties to this Agreement (in the absence of manifest error) for the purposes of this Agreement.

(G) Following settlement of any such matter which the Investor Parties and BOS shall have disputed (whether settled under paragraph (E) above or otherwise by agreement between the Investor Parties and BOS and the Purchaser), EBITDA for the Adjustment Period shall be finalised in accordance with that settlement and the resulting statement of EBITDA shall be final and binding on the parties to this Agreement.

(H) The "EBITDA Adjustment" shall be equal to the amount (if any) by which (i) EBITDA (having been finalised in accordance with the provisions of this Schedule 10) multiplied by 7.96 is less than (ii) GBP52,800,000.

(I) The Investor Parties and BOS and the Purchaser shall give each other, the Investor Parties' Auditors, the Purchaser's Auditors or the Independent Auditors, as the case may be, reasonable access to those books of account, documents, files and papers (including the working papers of the Investor Parties' Auditors or the Purchasers' Auditors (as the case may be)) which the requesting party or firm may reasonably require to prepare or review the Adjustment Statement and/or determine whether the Adjustment Statement has been prepared in accordance with the provisions of this Schedule 10.

(J) The Investor Parties and BOS shall be responsible for the charges of the Investor Parties' Auditors and the Purchaser shall be responsible for the charges of the Purchaser's Auditors. The charges of any Independent Auditors shall be shared equally by the Purchaser and the Investor Parties unless the Independent Auditors shall determine otherwise.

2.    Net Debt at Completion

(A) "Positive Debt Adjustment" means the total amount of the difference between the Estimated Net Debt and the Final Net Debt if the Estimated Net Debt exceeds the Final Net Debt by GBP300,000 or more.

(B) "Negative Debt Adjustment" means the total amount of the difference between the Estimated Net Debt and the Final Net Debt if the Final Net Debt exceeds the Estimated Net Debt by GBP300,000 or more.

3.    Calculation and Payment of the Adjustment Amount

(A) "Adjusted Enterprise Value" means the result of the following calculation:

      GBP 52,800,000;

      less the EBITDA Adjustment (if any); and either

      plus the Positive Debt Adjustment (if any); or

      less the Negative Debt Adjustment (if any).

(B) The difference between the Adjusted Enterprise Value and GBP52,800,000 shall be the "Adjustment Amount"

(C) If the Adjusted Enterprise Value is greater than GBP 52,800,000 the Purchaser shall pay 97 per cent. of the Adjustment Amount to the Sellers' Account and 3 per cent of the Adjustment Amount to BOS's Account, in each case within 7 days of the Adjustment Statement being finally agreed or determined in accordance with paragraph 1.

(D) If the Adjusted Enterprise Value is less than GBP 52,800,000, the Sellers shall pay the amount of the Adjustment Amount to the Purchasers' Account within 7 days of the Adjustment Statement being finally agreed or determined in accordance with paragraph 1. Each Seller shall be liable for that percentage of the Adjustment Amount set forth opposite his or its name in column (5) of Part A of Schedule 5.

(E) At the option of the Purchaser, the liability of the Sellers for the Adjustment Amount shall be satisfied by the surrender to the Purchaser of that number of their Consideration Shares equal to their share of the Adjustment Amount divided by the IPO Price.

                                   SCHEDULE 11
                             (Consideration Shares)

                                     PART A

The number of Consideration Shares to which each Seller shall be entitled shall be calculated in accordance with the following formula:

                  A / B

where:

A = the USD Equivalent of the GBP amount set opposite that Seller's name in column (10) of Part A of Schedule 5; and

B = the IPO Price.

                                     PART B

In the event that the IPO Price exceeds USD 18.50, the number of additional Consideration Shares to which the Sellers are entitled shall be calculated in accordance with the following table:

                                     Aggregate Number of
               IPO Price              Additional Shares
               ---------              -----------------
                $18.50                        0
                $19.00                      17,000
                $20.00                      46,000
                $21.00                      75,000
                $22.00                     100,000
                $23.00                     123,000
                $24.00                     144,000
                $25.00                     164,000
                $26.00                     182,000
                $27.00                     198,000
                $28.00                     214,000
                $29.00                     228,000
                $30.00                     241,000

Each Seller shall be entitled to the percentage set forth opposite his or its name in column (5) of Part A of Schedule 5 of the aggregate number of additional Consideration Shares calculated in accordance with the above table.

In lieu of its percentage of additional Consideration Shares, BOS shall be entitled to the cash equivalent of 3% of the aggregate number of additional Consideration Shares calculated in accordance with the following formula:

3% of the aggregate number of additional Consideration Shares multiplied by the IPO Price.

That amount, being a USD amount shall be translated into the USD Equivalent of GBP and paid by the Purchaser to the BOS Account.

The parties acknowledge that if the IPO Price is not a whole dollar amount the aggregate number of additional shares shall be pro rated by reference to the immediately higher and the immediately lower full dollar IPO Price on the foregoing table. For example, if the IPO Price were USD 22.50 the aggregate number of additional shares would be 111,500.

NWEP

EXECUTED AS A DEED         )
by TIM WHITTARD            ) /s/ TIM WHITTARD
as attorney for and on     )
behalf of NATWEST EQUITY   )
PARTNERS LIMITED           )
in the presence of:        )
ADRIAN WILLETS             ) /s/ ADRIAN WILLETS

THE BENEFICIAL OWNERS


EXECUTED AS A DEED         )
by TIM WHITTARD            ) /s/ TIM WHITTARD
as attorney for and on     )
behalf of NATWEST EQUITY   )
PARTNERS LIMITED in        )
its capacity as the        )
manager                    )
of THE EUROPEAN PRIVATE    )
EQUITY FUND in the         )
presence of:               )
ADRIAN WILLETS             ) /s/ ADRIAN WILLETS

EXECUTED AS A DEED         )
by TIM WHITTARD            ) /s/ TIM WHITTARD
as attorney for and on     )
behalf of NATWEST EQUITY   )
PARTNERS LIMITED in        )
its capacity as the        )
manager                    )
of THE EUROPEAN PRIVATE    )
EQUITY FUND "B" in the     )
presence of:               )
ADRIAN WILLETS             ) /s/ ADRIAN WILLETS

EXECUTED AS A DEED         )    /s/  TIM WHITTARD
by TIM WHITTARD            )
as attorney for and on     )
behalf of NATWEST EQUITY   )
PARTNERS LIMITED in        )
its capacity as the        )
manager                    )
of THE EUROPEAN PRIVATE    )    /s/  ADRIAN WILLETTS
EQUITY FUND "C"            )
in the presence of:        )
ADRIAN WILLETTS

EXECUTED AS A DEED         )    /s/  TIM WHITTARD
by TIM WHITTARD            )
as attorney for and on     )
behalf of                  )
NATWEST EQUITY             )
PARTNERS LIMITED in        )
its capacity as the        )
manager                    )    /s/  ADRIAN WILLETTS
of THE EUROPEAN PRIVATE    )
EQUITY FUND "D"            )
in the presence of:        )
ADRIAN WILLETTS

EXECUTED AS A DEED         )    /s/  TIM WHITTARD
by TIM WHITTARD            )
as attorney                )
for and on behalf of       )
NATWEST EQUITY             )
PARTNERS LIMITED in        )
its capacity as the        )
manager of NATWEST         )    /s/  ADRIAN WILLETTS
EQUITY PARTNERS            )
NO. 5 FUND                 )
in the presence of:        )
ADRIAN WILLETTS
                                /s/  TIM WHITTARD
EXECUTED AS A DEED         )
by TIM WHITTARD            )
as attorney                )
for and on behalf of       )
NATWEST EQUITY             )
PARTNERS LIMITED in        )
its capacity as the        )    /s/  ADRIAN WILLETTS
manager                    )
of NATWEST EQUITY          )
PARTNERS NO. 4 FUND        )
in the preseence of:       )
ADRIAN WILLETTS

EXECUTED AS A DEED         )    /s/  TIM WHITTARD
by TIM WHITTARD            )
as attorney                )
for and on behalf of       )
NATWEST EQUITY             )
PARTNERS LIMITED in        )
its capacity as the        )
manager                    )    /s/  ADRIAN WILLETTS
of NATWEST EQUITY          )
PARTNERS NO. 5 FUND        )
in the presence of:        )
ADRIAN WILLETTS

EXECUTED AS A DEED         )    /s/  TIM WHITTARD
by TIM WHITTARD            )
as attorney                )
for and on behalf of       )
NATWEST EQUITY             )
PARTNERS LIMITED in        )
its capacity as the        )
manager                    )    /s/  ADRIAN WILLETTS
of THE NATWEST EQUITY      )
PARTNERS PARTNERSHIP       )
in the presence of:        )
ADRIAN WILLETTS
                                /s/  TIM WHITTARD
EXECUTED AS A DEED         )
by TIM WHITTARD            )
as attorney                )
for and on behalf of       )
NATWEST EQUITY PARTNERS    )
CO-INVESTMENT PLAN         )
LIMITED in the presence    )    /s/  ADRIAN WILLETTS
of: ADRIAN WILLETTS        )


NATWEST NOMINEES

EXECUTED AS A DEED         )    /s/  TIM WHITTARD
by TIM WHITTARD            )
as attorney                )
for and on behalf of       )
NATWEST VENTURES NOMINEES  )
LIMITED in                 )
the presence of:           )
ADRIAN WILLETTS

THE MANAGERS

Signed by M. MALONE        )
                           )  /s/  MARTIN GLANFIELD
                           )


Signed by M. GLANFIELD     )
                           )  /s/  MARTIN GLANFIELD
                           )


Signed by J. CALVERT       )
                           )  /s/  JOHN CALVERT
                           )


BOS

Signed by Andy Carswell    )
for and on behalf of       )  /s/  ANDY CARSWELL
BANK OF SCOTLAND           )


THE B SHAREHOLDERS

Signed by MARTIN GLANFIELD )
as duly authorised         )  /s/  MARTIN GLANFIELD
attorney for an ond on     )
behalf of P. JACKSON

Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney for and on        )
behalf of C. LEA


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney for and on        )
behalf of C. REILLY


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney for and on        )
behalf of N. McLAREN


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney for and on        )
behalf of A. ROGERS


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney for and on        )
behalf of T. JOHNSTON


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney for and on        )
behalf of M. CAMPBELL

Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney for and on        )
behalf of N. POTTER


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney for and on        )
behalf of P. FOWLER


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney for and on        )
behalf of D. CULLINANE


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney for and on        )
behalf of V. MAKWANA


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney for and on        )
behalf of K. BOLTON


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney for and on        )
behalf of M. WOORE

Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney for and on        )
behalf of G. HOLDEN


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney for and on        )
behalf of P. DICKSON


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney for and on        )
behalf of U. DIGE


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney for and on        )
behalf of P. STONEHAM


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney for and on        )
behalf of R. BARTLETT

Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney for and on        )
behalf of B. CHAPPELL


MANAGERS' FAMILY PARTIES

Signed by MARTIN GLANFIELD )
as duly authorised         )
attorney                   )   /s/ MARTIN GLANFIELD
for and on behalf of       )
BRYONIE GLANFIELD          )


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney                   )
for and on behalf of       )
JEANNE GLANFIELD


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney                   )
for and on behalf of       )
LESLIE GLANFIELD


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney                   )
for and on behalf of       )
OLIVE BANKS

Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney                   )
for and on behalf of       )
HENRY BANKS


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney                   )
for and on behalf of       )
CHRISTINE MALONE


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney                   )
for and on behalf of       )
RYAN MALONE


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney                   )
for and on behalf of       )
DARREN MALONE


Signed by MARTIN GLANFIELD )
as duly authorised         )   /s/ MARTIN GLANFIELD
attorney                   )
for and on behalf of       )
KATHERINE CALVERT

PURCHASER

Signed by PRESCOTT ASHE    )
for and on behalf of       )  /s/  PRESCOTT ASHE
DDi Corp                   )